                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


      Date of Report (date of earliest event reported):  December 23, 1998


                           Davel Communications, Inc.
             (Exact name of registrant as specified in its charter)

         Delaware                       0-26610           59-3538257
------------------------------    -----------------  --------------------
(State or other jurisdiction        (Commission       (IRS Employer
  of incorporation)                  File Number)     Identification No.)

                  10120 Windhorst Road, Tampa, Florida  33619
              ----------------------------------------------------
                   (Address of principal executive offices)

                                (813) 628-8000
                            -----------------------
             (Registrant's telephone number, including area code)

This Form 8-K/A amends the Company's Current Report on Form 8-K (dated December 23, 1998 and filed January 6, 1999).

Item 7.  Financial Statements and Exhibits

On July 5, 1998, Davel Communications Group, Inc., an Illinois corporation ("Old Davel"), and Old Davel's then wholly owned subsidiary, Davel Holdings, Inc., a Delaware corporation formed for the purpose of completing a business combination ("New Davel"), entered into an Agreement and Plan of Merger (as amended, the "Merger Agreement") with Peoples Telephone Company, Inc., a NewYork corporation ("Peoples"). The Merger Agreement was subsequently amended and restated on October 22, 1998 primarily for the purpose of allowing Old Davel and New Davel to enter into a reincorporation merger. The merger transactions contemplated by the Merger Agreement (the "Transactions") were completed on December 23, 1998. Pursuant to the Merger Agreement, New Davel and its wholly owned subsidiary, Davel Financing Company, L.L.C., a Delaware limited liability company ("Davel Finance Company"), acquired all of the issued and outstanding shares of the common stock, par value $.01 per share, of Peoples (the "Peoples Common Stock") through the issuance of 0.235 shares of the common stock, par value $.01 per share, of New Davel (the "New Davel Common Stock") in exchange for each outstanding share of Peoples Common Stock and the assumption of Peoples' outstanding public debt of $100 million, which was simultaneously retired through a cash tender offer for 100% of the outstanding debt.

Also pursuant to the Merger Agreement, New Davel and Davel Finance Company acquired all of the issued and outstanding shares of the common stock, no par value, of Old Davel (the "Old Davel Common Stock") through the issuance of one share of New Davel Common Stock in exchange for each outstanding share of Old Davel Common Stock. In order to finance the Transactions, New Davel, Davel Finance Company and certain of its subsidiaries entered into a credit agreement dated as of December 23, 1998, with NationsBank, N.A., as Administrative Agent, BancBoston Robertson Stephens Inc., as Syndication Agent, The Chase Manhattan Bank, as Documentation Agent, and NationsBanc Montgomery Securities LLC, as lead arranger, and other lenders (collectively, the "Lenders"), pursuant to which the Lenders made available to New Davel an initial revolving loan commitment of $60 million and aggregate term loan commitments of $220 million.

In connection with the completion of the Transactions, New Davel changed its name to "Davel Communications, Inc."

(a)  Financial Statements of Business Acquired

  The following audited, consolidated financial statements of Peoples, together with the applicable report of independent auditors, are filed with this report:

  (i)    Consolidated Balance Sheets as of December 31, 1997 and December 31,
         1996

  (ii) Consolidated Statements of Operations for the years ended December 31, 1997, 1996 and 1995

  (iii) Consolidated Statements of Shareholders' Equity/(Deficit) for the years ended December 31, 1997, 1996 and 1995

  (iv) Consolidated Statements of Cash Flows for the years ended December 31, 1997, 1996 and 1995


  (v)    Notes to Consolidated Financial Statements

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Shareholders
Peoples Telephone Company, Inc.

     We have audited the consolidated balance sheets of Peoples Telephone Company, Inc. and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of operations, shareholders' equity/(deficit) and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Peoples Telephone Company, Inc. and subsidiaries at December 31, 1997 and 1996, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

     As discussed in Note 1, the Company previously presented replacement parts as inventory and has restated the 1997, 1996 and 1995 consolidated financial statements to include replacement parts as a component of property and equipment.



                                  Ernst & Young LLP

Miami, Florida
February 27, 1998, except for the second and third paragraphs of Note 20, as to which the date is October 27, 1998, and the fourth paragraph of Note 1, as to which the date is November 6, 1998

                        PEOPLES TELEPHONE COMPANY, INC.

                          CONSOLIDATED BALANCE SHEETS

                     (In thousands, except per share data)

                                                                                                            December 31,
                                                                                                        --------------------
                                                ASSETS                                                    1997       1996
------------------------------------------------------------------------------------------------------  ---------  ---------
Current assets:
 Cash and cash equivalents............................................................................  $ 22,834   $ 12,556
 Restricted cash......................................................................................       920         --
 Accounts receivable, net of allowance for doubtful accounts of $4,936 in 1997 and
  $4,361 in 1996......................................................................................    17,061     11,598
 Prepaid expenses and other current assets............................................................     2,631      2,547
 Net assets of discontinued operations................................................................        --      8,196
                                                                                                        --------   --------
   Total current assets...............................................................................    43,446     34,897
Property and equipment, net...........................................................................    50,362     61,541
Location contracts, net...............................................................................    23,936     26,498
Intangible assets, net................................................................................       824      1,475
Goodwill, net.........................................................................................     4,084      4,788
Deferred income taxes.................................................................................     3,407      3,407
Other assets, net.....................................................................................     5,258      8,264
                                                                                                        --------   --------
   Total assets.......................................................................................  $131,317   $140,870
                                                                                                        ========   ========

                                LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------------------------------------------------------------------------
Current liabilities:
 Notes payable and current maturities of long-term debt...............................................  $    634   $    548
 Current portion of obligations under capital leases..................................................       536        952
 Accounts payable and accrued expenses................................................................    22,722     19,240
 Accrued interest payable.............................................................................     5,702      5,697
 Income and other taxes payable.......................................................................     2,844      2,418
                                                                                                        --------   --------
   Total current liabilities..........................................................................    32,438     28,855
Notes payable and long-term debt......................................................................   100,000    100,657
Obligations under capital leases......................................................................       275        573
                                                                                                        --------   --------
   Total liabilities..................................................................................   132,713    130,085
                                                                                                        --------   --------
Commitments and contingencies (Notes 14 and 15).......................................................        --         --
Redeemable Preferred Stock:
 Cumulative convertible preferred stock, Series C, $.01 par value; 160 shares
  authorized; 150 shares issued and outstanding; $100 per share liquidation value.....................    13,711     13,556
 Preferred stock dividends payable....................................................................     2,573      1,523
                                                                                                        --------   --------
   Total preferred stock..............................................................................    16,284     15,079
                                                                                                        --------   --------
Common shareholders' deficit:
 Preferred stock; $.01 par value, 4,240 shares authorized in 1997 and 4,140 shares
  authorized in 1996; none issued and outstanding.....................................................        --         --
 Convertible preferred stock; Series B, $.01 par value; 600 shares authorized; none
  issued and outstanding..............................................................................        --         --
 Common stock; $.01 par value, 75,000 shares authorized in 1997 and 25,000 shares authorized in 1996; 16,209 shares in 1997 and 16,195 shares in 1996
  issued and outstanding..............................................................................       162        162
 Capital in excess of par value.......................................................................    59,291     60,453
 Accumulated deficit..................................................................................   (75,108)   (63,438)
 Unrealized loss on investments.......................................................................    (2,025)    (1,471)
                                                                                                        --------   --------
   Total common shareholders' deficit.................................................................   (17,680)    (4,294)
                                                                                                        --------   --------
   Total liabilities less shareholders' deficit.......................................................  $131,317   $140,870
                                                                                                        ========   ========

  The accompanying notes are an integral part of these consolidated financial statements.

                        PEOPLES TELEPHONE COMPANY, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                     (In thousands, except per share data)

                                                                                      For the year ended December 31,
                                                                                    ------------------------------------
                                                                                      1997          1996          1995
                                                                                    --------      --------      --------
Revenues:
  Coin calls...................................................................     $ 76,449      $ 77,389      $ 78,353
  Non-coin calls, including 1997 dial-around compensation adjustment
    (see Note 19)..............................................................       35,786        29,617        33,887
  Service and other............................................................           --            --           122
                                                                                    --------      --------      --------
     Total revenues............................................................      112,235       107,006       112,362
Costs and expenses:
  Telephone charges............................................................       29,310        30,107        35,582
  Commissions..................................................................       29,656        28,250        27,599
  Field service and collection.................................................       19,598        19,130        21,134
  Depreciation and amortization................................................       21,304        20,466        19,180
  Selling, general and administrative..........................................       13,023        12,491        11,160
  Other operating (income) expense.............................................           --        (1,500)        6,177
                                                                                    --------      --------      --------
     Total costs and expenses..................................................      112,891       108,944       120,832
                                                                                    --------      --------      --------
  Operating loss...............................................................         (656)       (1,938)       (8,470)
Other (income) and expenses:
  Interest expense, net........................................................       13,106        12,875        10,355
  (Gain) loss on disposal of prepaid calling card and international
    telephone centers..........................................................           --          (545)          566
                                                                                    --------      --------      --------
     Total other (income) and expenses, net....................................       13,106        12,330        10,921
                                                                                    --------      --------      --------
Loss from continuing operations before income taxes and extraordinary
 item..........................................................................      (13,762)      (14,268)      (19,391)
Benefit from income taxes......................................................           --            --           217
                                                                                    --------      --------      --------
Loss from continuing operations before extraordinary item......................      (13,762)      (14,268)      (19,174)
Discontinued operations:
  Loss from operations.........................................................       (2,418)       (1,724)          (19)
  Gain (loss) on dispositions..................................................        4,510            --       (15,340)
                                                                                    --------      --------      --------
  Gain (loss) from discontinued operations.....................................        2,092        (1,724)      (15,359)
                                                                                    --------      --------      --------
Loss before extraordinary item.................................................      (11,670)      (15,992)      (34,533)

Extraordinary loss from extinguishment of debt, net of income tax benefit of
 $1,737........................................................................           --            --        (3,327)
                                                                                    --------      --------      --------
     Net loss..................................................................     $(11,670)     $(15,992)     $(37,860)
                                                                                    ========      ========      ========
Earnings per share (basic and diluted):
  Loss from continuing operations..............................................       $(0.92)       $(0.96)       $(1.23)
  Income (loss) from discontinued operations...................................         0.13         (0.10)        (0.95)
  Extraordinary loss, net......................................................           --            --         (0.20)
                                                                                    --------      --------      --------
     Net loss..................................................................       $(0.79)       $(1.06)       $(2.38)
                                                                                    ========      ========      ========
Weighted average common shares outstanding.....................................       16,198        16,188        16,091
                                                                                    ========      ========      ========

  The accompanying notes are an integral part of these consolidated financial statements.

                        PEOPLES TELEPHONE COMPANY, INC.

           CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY (DEFICIT)

         For the Period from January 1, 1995 through December 31, 1997
                     (In thousands, except per share data)

                                                                     Capital
                                                                    in Excess                  Unrealized
                                                           Common       of       Accumulated     Loss on
                                                            Stock    Par Value     Deficit     Investments     Total
                                                           ------    ---------   -----------   -----------    --------
Balance at January 1, 1995............................      $158      $58,143      $ (9,586)     $    --      $ 48,715
Exercise of 93 options at $2.00-$3.59 per share.......         1          306            --           --           307
Issuance of 224 shares for prior acquisitions.........         2        1,302            --           --         1,304
Peoples Series C preferred stock dividends accrued....        --         (473)           --           --          (473)
Preferred stock issuance cost accretion...............        --          (69)           --           --           (69)
Issuance of 275 preferred stock warrants..............        --          558            --           --           558
Write-off of officer and director notes receivable
 previously charged to Capital in Excess of Par
 Value................................................        --        1,806            --           --         1,806
Net loss..............................................        --           --       (37,860)          --       (37,860)
                                                            ----      -------      --------      -------      --------
Balance at December 31, 1995..........................       161       61,573       (47,446)          --        14,288
Issuance of 22 shares for prior acquisitions..........         1           74            --           --            75
Peoples Series C preferred stock dividends accrued....        --       (1,050)           --           --        (1,050)
Preferred stock issuance cost accretion...............        --         (144)           --           --          (144)
Unrealized loss on investments........................        --           --            --       (1,471)       (1,471)
Net loss..............................................        --           --       (15,992)          --       (15,992)
                                                            ----       -------      --------      -------      --------
Balance at December 31, 1996..........................       162       60,453       (63,438)      (1,471)       (4,294)
Exercise of 18 options at $2.19-$3.44 per share.......        --           44            --           --            44
Peoples Series C preferred stock dividends accrued....        --       (1,050)           --           --        (1,050)
Preferred stock issuance cost accretion...............        --         (156)           --           --          (156)
Unrealized loss on investments........................        --           --            --         (554)         (554)
Net loss..............................................        --           --       (11,670)          --       (11,670)
                                                            ----      -------      --------      -------      --------
Balance at December 31, 1997..........................      $162      $59,291      $(75,108)     $(2,025)     $(17,680)
                                                            ====      =======      ========      =======      ========

  The accompanying notes are an integral part of these consolidated financial statements.

                        PEOPLES TELEPHONE COMPANY, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                (In thousands)

                                                                                                         For the year ended
                                                                                                  -------------------------------
                                                                                                            December 31
                                                                                                  -------------------------------
                                                                                                    1997       1996        1995
                                                                                                  --------   --------   ---------
Cash flows from operating activities
  Net loss......................................................................................  $(11,670)  $(15,992)  $ (37,860)
  Adjustments to reconcile net loss to net cash provided by operating activities:
     Depreciation and amortization..............................................................    21,304     20,466      19,180
     Amortization of deferred financing costs...................................................       611        906         390
     Deferred income taxes......................................................................        --         --      (1,954)
     Extraordinary loss on debt extinguishment..................................................        --         --       5,064
     (Gain) loss on disposition of assets, net..................................................        --       (545)        956
     (Gain) loss on sale of discontinued operations, net........................................    (4,510)        --      15,340
     Write-off of officer and director receivables..............................................        --         --       3,555
     Changes in operating assets and liabilities:
        Accounts receivable.....................................................................    (6,906)    (4,381)      7,335
        Prepaid expenses and other current assets...............................................       (84)     1,101       1,156
        Other assets............................................................................       809       (470)      4,828
        Accounts payable and accrued expenses...................................................     5,363       (478)     (3,092)
        Accrued interest payable................................................................         5         94       4,542
        Income and other taxes payable..........................................................        45        (34)       (239)
        Net effect of discontinued operations and assets held for sale..........................     2,081      5,304      (7,210)
                                                                                                  --------   --------   ---------
           Net cash provided by operating activities............................................     7,048      5,971      11,991
                                                                                                  --------   --------   ---------
Cash flows from investing activities
  Property and equipment additions..............................................................    (2,181)    (2,932)     (5,637)
  Proceeds from sale of assets..................................................................     1,208      1,383       3,295
  Proceeds from sale of discontinued operations.................................................    10,625        848         895
  Payments for certain contracts................................................................    (3,163)    (3,347)     (2,806)
  Restricted cash...............................................................................      (920)        --          --
  Other.........................................................................................        --         --         127
                                                                                                  --------   --------   ---------
           Net cash provided by (used in) investing activities..................................     5,569     (4,048)     (4,126)
                                                                                                  --------   --------   ---------
Cash flows from financing activities
  Borrowings under long-term debt...............................................................        --         --     101,600
  Principal payments on long-term debt..........................................................      (571)      (560)   (110,487)
  Principal payments under capital lease obligations............................................    (1,594)    (1,173)     (3,384)
  Debt issuance costs...........................................................................      (218)        --      (5,100)
  Exercise of stock options and warrants........................................................        44         --         307
  Proceeds from Peoples Series C preferred stock................................................        --         --      15,000
  Issuance costs associated with stock offerings................................................        --         --      (1,198)
  Proceeds from the issuance of stock warrants..................................................        --         --         100
                                                                                                  --------   --------   ---------
           Net cash used in financing activities................................................    (2,339)    (1,733)     (3,162)
                                                                                                  --------   --------   ---------
Net increase in cash and cash equivalents.......................................................    10,278        190       4,703
Cash and cash equivalents at beginning of year..................................................    12,556     12,366       7,663
                                                                                                  --------   --------   ---------
Cash and cash equivalents at end of year........................................................  $ 22,834   $ 12,556   $  12,366
                                                                                                  ========   ========   =========
Supplemental disclosures of cash flow information
Cash paid during the year for:
     Interest...................................................................................  $ 13,541   $ 12,643   $   7,357
                                                                                                  ========   ========   =========
     Income taxes...............................................................................  $    135   $    158   $     242
                                                                                                  ========   ========   =========
Non-cash investing and financing activities
  Fixed assets acquired under capital lease obligations.........................................  $    325   $    224   $   1,185
                                                                                                  ========   ========   =========
  Fair value of common stock issued for acquisition.............................................  $     --   $     75   $   1,304
                                                                                                  ========   ========   =========

  The accompanying notes are an integral part of these consolidated financial statements.

                        PEOPLES TELEPHONE COMPANY, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1--General

 Description of business

  Peoples Telephone Company, Inc. (the "Company") owns, operates, services and maintains public pay telephone systems connected to the network of regulated telephone companies at various third party property owner locations throughout the United States. The Company also derives commission revenue from routing calls to operator service companies and from FCC-mandated payments by interexchange carriers for access code ("10xxx") and subscriber access toll-free calls ("Dial-Around Compensation").

 Principles of consolidation

  The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated.

  The divestitures of the Company's cellular and inmate telephone operations have been classified as discontinued operations. Accordingly, operating results and cash flows for these businesses have been segregated and reported as discontinued operations in the accompanying consolidated financial statements (see Note 17).

 Restatement

  The Company maintains replacement parts to service its base of payphones. The Company previously reported replacement parts as inventory in its consolidated balance sheets. On November 6, 1998, replacement parts were reclassified to property and equipment for all periods presented.

 Changes in business

  During 1995, the Company sold its prepaid calling card business and international telephone center operations for $6.3 million and $2.0 million, respectively (see Note 16). Operations for these business for the year ended December 31, 1995 were not significant.

  On November 13, 1995, the Company sold its cellular telephone operations for approximately $6.0 million (see Note 17).

  On October 9, 1995, the Company sold a portion of its inmate telephone operations for approximately $1.7 million. Included in discontinued operations in the accompanying consolidated statement of operations in 1995 are approximately $0.3 million of impairment losses and a $0.4 million loss on the sale of these inmate telephone operations (see Note 17).

  On December 19, 1997, the Company sold its remaining inmate telephone operations for approximately $10.6 million. The Company recognized a net gain of approximately $4.2 million as a result of this sale (see Note 17).

                        PEOPLES TELEPHONE COMPANY, INC.

Note 2--Summary of Significant Accounting Policies

 Recognition of revenue

  Revenue is recognized when earned. Coin call and non-coin call revenues are recognized at the time the call is made. Revenue from service contracts is recognized on a straight-line basis over the term of the contract.

 Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

 Cash and cash equivalents

  The Company considers cash and cash equivalents to be those highly liquid investments purchased with an original maturity of three months or less. The credit risk associated with cash and cash equivalents in banks is considered low due to the credit quality of the financial institutions.

 Restricted cash

  Approximately $0.9 million of cash on the accompanying consolidated balance sheet at December 31, 1997 is restricted and serves as collateral for the Company's performance under an inmate payphone agreement and a letter of credit.

 Property and equipment

  Property and equipment are recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets commencing when the equipment is installed or placed in service. Installed telephones and related equipment includes installation and other costs which are capitalized and amortized over the estimated useful lives of the equipment. The costs associated with maintenance, repair and refurbishment of telephone equipment are charged to expense as incurred.

  The capitalized cost of equipment and vehicles under capital leases is amortized over the lesser of the lease term or the asset's estimated useful life, and is included in depreciation and amortization expense in the consolidated statements of operations.

 Location Contracts and Other Intangible Assets

  Location contracts and other intangible assets primarily result from business combinations and signing bonuses paid to property owners and include acquisition costs allocated to location owner contracts, agreements not to compete, and other identifiable intangible assets. These assets are amortized on a straight-line basis over their

                        PEOPLES TELEPHONE COMPANY, INC.

estimated lives (3 to 10 years). Accumulated amortization at December 31, 1997 and 1996 was approximately $26.3 million and $20.0 million, respectively.

  Goodwill arising from acquisitions is amortized on a straight-line basis over the periods to be benefited or 20 years, whichever is less. Accumulated amortization at December 31, 1997 and 1996 was approximately $3.0 million and $2.3 million, respectively.

  The carrying value of intangible assets is periodically reviewed by the Company and impairments, if any, are recognized when the expected future undiscounted cash flows derived from such intangible assets are less than their carrying value.

  The Company accounts for long-lived assets pursuant to SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of, which requires impairment losses to be recorded on long-lived assets used in operations when events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Management reviews long-lived assets and the related intangible assets for impairment whenever events or changes in circumstances indicate the assets may be impaired. The Company, based on current circumstances, does not believe that any long-lived assets are impaired at December 31, 1997.

 Other assets

  Other assets primarily include deferred financing costs and long-term deposits. Deferred financing costs are amortized over the term of the debt on a straight-line basis. At December 31, 1997 and 1996, accumulated amortization of the deferred financing costs was approximately $1.8 million and $1.2 million, respectively.

  The Company's investment in Global Telecommunications Solutions, Inc.
("GTS") is accounted for in accordance with Statement No. 115, Accounting for Certain Investments in Debt and Equity Securities, and is reported at fair value with unrealized gains or losses, net of tax, recorded as a separate component of Shareholders' Equity (Deficit) (see Note 16). The Company's investment in GTS is included in "other assets, net" in the accompanying consolidated balance sheet.

 Other operating (income) expense

  Other operating (income) expense is comprised of amounts recorded in connection with settlements of loans and employment contracts with former officers, the Company's former equity interest in the operating results of an unconsolidated affiliate and amounts related to the resolution of outstanding litigation.

 Income taxes

  Deferred income taxes are recognized for temporary differences between the tax and financial reporting bases of the Company's assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not the tax assets will not be realized.

                        PEOPLES TELEPHONE COMPANY, INC.

Stock Options

  The Company adopted the provisions of Statement No. 123 ("SFAS 123"), Accounting for Stock-Based Compensation, on January 1, 1996, but as permitted by SFAS 123 will continue to account for options issued to employees or directors under the Company's stock option plans in accordance with Accounting Principles Board Opinion No. 25 ("APB 25"), Accounting for Stock Issued to Employees. The exercise price of the Company's employee stock options equals or exceeds the market price of the underlying stock on the date of grant; therefore, no compensation expense is recognized under APB 25.

 Earnings per share

  In 1997, the Financial Accounting Standards Board ("FASB") issued Statement No. 128 ("SFAS 128"), Earnings per Share. SFAS 128 replaced the calculation of primary and fully diluted earnings per share with basic and diluted earnings per share. Unlike primary earnings per share, basic earnings per share excludes any dilutive effects of options, warrants and convertible securities. Diluted earnings per share is very similar to the previously reported fully diluted earnings per share. All earnings per share amounts for all periods have been presented, and where appropriate, restated to conform to the SFAS 128 requirements. Diluted earnings per share amounts are computed based upon the weighted average number of common and common equivalent shares outstanding. Earnings per share on a diluted basis were equal to basic earnings per share for all periods presented, since exercise of outstanding options and warrants, and the conversion of convertible preferred stock would be anti-dilutive.

 Reclassification

  Certain amounts for the prior years have been reclassified to conform with the current year presentation.

 New Accounting Standards

  In 1997, the FASB issued Statement No. 130 ("SFAS 130"), "Reporting Comprehensive Income" and Statement No. 131 ("SFAS 131"), "Disclosures about Segments of an Enterprise and Related Information." These statements are effective beginning in 1998. SFAS 130 establishes standards for reporting and displaying comprehensive income, while SFAS 131 abandons the "industry segment approach" in favor of the "managing approach" for disclosure purposes.
Adoption of SFAS 130 is not expected to result in a significant change from the current required disclosures and the adoption of SFAS 131 is not expected to result in additional disclosures.

Note 3--Accounts Receivable

  Accounts receivable at December 31, 1997 and 1996 consist primarily of amounts currently due from long distance carriers for Dial-Around Compensation (as defined in Note 19) and commissions from various operator service companies which handle non-coin calls.

  The balance due from one collection clearinghouse for Dial-Around Compensation was approximately $4.1 million and $2.7 million at December 31, 1997 and 1996, respectively. The balance due from one operator service company for commissions was $4.3 million and $3.5 million at December 31, 1997 and 1996, respectively.

                        PEOPLES TELEPHONE COMPANY, INC.

Note 4--Property and Equipment

  Property and equipment is summarized as follows (in thousands):

                                                                                                Estimated
                                                                         December 31,             useful
                                                                    ----------------------        lives
                                                                      1997          1996        (in years)
                                                                    --------      --------      ----------
      Installed telephones and related equipment...............     $106,903      $103,060          10
      Telephones and related equipment pending
        installation...........................................        5,146         7,704
      Land.....................................................          950           950
      Building and improvements................................        4,366         4,360          25
      Furniture, fixtures and office equipment.................        7,086         6,190         5-7
      Vehicles and equipment under capital leases..............        3,027         3,906           4
      Other....................................................        1,022         1,019           5
                                                                    --------      --------
                                                                     128,500       127,189
      Less accumulated depreciation and amortization,
        including $2,042 and $2,198 for capital leases.........      (78,138)      (65,648)
                                                                    --------      --------
                                                                    $ 50,362      $ 61,541
                                                                    ========      ========

  Depreciation expense for the years ended December 31, 1997, 1996 and 1995 was approximately $14.2 million, $13.8 million and $12.9 million, respectively.

  During 1995, the Company recorded obsolescence reserves of approximately $1.7 million for telephone and related equipment pending installation, which is included in field service and collection expenses in the accompanying 1995 consolidated statement of operations.

  The majority of the Company's assets are security for long-term bank debt (see
Note 6).

  The Company has entered into various noncancellable leases which are classified as capital leases. Future minimum lease payments, including imputed interest, are as follows (in thousands):

      For the year ending December 31:
         1998.................................................     $ 603
         1999.................................................       188
         2000.................................................       102
         2001.................................................        18
         2002.................................................         1
                                                                   -----
                                                                     912
      Less amount representing interest.......................       (93)
                                                                   -----
      Present value of obligations under capital leases.......       819
      Less current interest payable...........................        (8)
      Less current portion....................................      (536)
                                                                   -----
                                                                   $ 275
                                                                   =====

                        PEOPLES TELEPHONE COMPANY, INC.

Note 5--Accounts Payable and Accrued Expenses

  Accounts payable and accrued expenses consist of the following (in thousands):

                                                   December 31,
                                               -------------------
                                                1997        1996
                                               -------     -------
      Telecommunication charges...........     $ 2,676     $ 3,473
      Commissions.........................      10,343       7,879
      Employee costs......................       3,282       2,023
      Unearned revenue....................       3,258         314
      Other...............................       3,163       5,551
                                               -------     -------
                                               $22,722     $19,240
                                               =======     =======

Note 6--Notes Payable and Long-Term Debt

  Notes payable and long-term debt consist of the following (in thousands):

                                                                                      December 31,
                                                                                 ----------------------
                                                                                   1997          1996
                                                                                 --------      --------
   $100 million Senior Notes due 2002 with a stated interest
       rate of 12 1/4%......................................................     $100,000      $100,000
   $20 million revolving line of credit with interest rates ranging
       from the Bank's prime rate plus 1.5% to LIBOR plus 3.0%..............           --            --
   Various notes payable with interest rates ranging from prime plus 1.25% to prime plus 1.5% and maturity dates ranging
       from due on demand to October 1998...................................          634         1,205
                                                                                 --------      --------
                                                                                  100,634       101,205
   Less current maturities..................................................         (634)         (548)
                                                                                 --------      --------
                                                                                 $100,000      $100,657
                                                                                 ========      ========

  During July 1995, the Company completed the sale of $100.0 million of Senior Notes due 2002 (the "Senior Notes") and the issuance of $15.0 million of Series C Cumulative Convertible Preferred Stock (the "Preferred Stock") (see Note 7). The Senior Notes bear interest at 12 1/4% per annum, payable semiannually beginning January 15, 1996. The Senior Notes are senior unsecured obligations of the Company and are redeemable at the option of the Company, in whole or in part, on or after July 15, 2000, at pre-established redemption prices together with accrued and unpaid interest to the redemption date. The Company paid approximately $5.1 million in issuance costs, which was deferred and is being amortized over the term of the Senior Notes.

  Simultaneously with the sale of the Senior Notes and issuance of the Preferred Stock, the Company executed the Fourth Amended and Restated Loan and Security Agreement (the "Loan Agreement") with Creditanstalt Corporate Finance, Inc. (the "Bank"). The Loan Agreement provided for a new $40.0 million credit facility bearing interest at rates ranging from the Bank's prime rate plus 1 1/2% to LIBOR plus 3%. During April 1996, the Company amended the Fourth Amended Loan and Security Agreement (the "Amendment") with the Bank. The Amendment, among other things, decreased the facility to $10.0 million and reduced the requirements of the financial covenants. During March 1997, the Company executed an amendment increasing the credit facility to $20.0 million.

                        PEOPLES TELEPHONE COMPANY, INC.

  The interest rate on balances outstanding under the $20.0 million credit facility varies based upon the leverage ratio maintained by the Company. All outstanding principal balances are due in full in 2000, and interest is payable monthly for loans based on the prime rate and quarterly for loans based on the LIBOR rate. A commitment fee of 1/2 of 1% is charged on the aggregate daily unused balance of the credit facility under the Loan Agreement. The Loan Agreement is secured by substantially all of the Company's assets and contains certain restrictive covenants which, among other things, require the Company to maintain certain cash flow levels and interest coverage ratios and places certain restrictions on the payment of dividends. At December 31, 1997, there were no amounts outstanding under the credit facility.

  As a result of various 1995 amendments to its credit facilities, the Company recorded extraordinary losses of $5.0 million for the write-off of deferred financing costs associated with the early extinguishment of debt, before an income tax benefit of approximately $1.7 million.

Note 7--Preferred Stock

  In March 1997, the Company's shareholders approved an increase of the Company's authorized Preferred Stock to 5 million shares.

  During 1995, the Company issued 150,000 shares of Series C Cumulative Convertible Preferred Stock to UBS Capital II LLC, a wholly owned subsidiary of Union Bank of Switzerland, for proceeds of $15.0 million. The Preferred Stock cumulates dividends at an annual rate of 7%. The dividends are payable in cash or, at the Company's option during the first three years, will cumulate. The Preferred Stock is immediately convertible into shares of Common Stock of the Company at an initial conversion price of $5.25 per share and is mandatorily redeemable by the Company in July 2005. The liquidation value and annual dividends are $100 per share and $7 per share, respectively. Pursuant to the terms of the Preferred Stock, the holders are entitled to elect two of the six members of the Company's Board of Directors and have voting rights equal to those of Common Shareholders. The Company paid issuance costs of approximately $1.2 million.

  In connection with the sale of the Preferred Stock, the Company issued warrants to purchase 275,000 shares of Common Stock of the Company to a third party which assisted with the transaction, for approximately $100,000. The warrants are exercisable at $5.25 per share through the year 2005.

  The net proceeds were allocated to the preferred stock and warrants based on their respective fair values. The preferred stock is being accreted to its redemption value, using the effective interest method through retained earnings, or in the case of an accumulated deficit, capital in excess of par value over the term of the Preferred Stock.

Note 8--Shareholders' Equity

  In March 1997, the Company's shareholders approved an increase to the number of authorized shares of the Company's Common Stock to 75 million shares. The Company has a sufficient number of authorized common shares available to issue upon the conversion of the outstanding preferred stock, warrants and stock options.

  Under the terms of the Company's loan agreement, as amended, the Company granted its lender warrants to purchase 1,600,000 shares of Common Stock. The exercise price of 900,000 of these shares is $3.17 per share and the remaining 700,000 shares is $5.25 per share. From 1992 through 1994, the Company's lender exercised its right to purchase 900,000 shares of Common Stock at $3.17 per share. All warrants expire in the year 2000.

                        PEOPLES TELEPHONE COMPANY, INC.

  The Company's preferred stock may be issued from time to time at the discretion of the Board of Directors without shareholder approval. The Board of Directors is authorized to issue these shares in different series and, with respect to each series, to determine the dividend rate, provisions regarding redemption, conversion, liquidation preference and other rights and privileges.

  As of December 31, 1997, common shares reserved for issuance are as follows:

      Peoples Series C Preferred Stock............    2,857,143
      Employee stock options outstanding..........    2,657,408
      Warrants....................................      975,000
                                                      ---------
            Total.................................    6,489,551
                                                      =========

Note 9--Stock Option Plans

  The Company maintains five non-qualified stock option plans covering primarily employees and directors. The Company continues to account for its stock options issued under APB 25. Under APB 25, because the exercise price of the underlying stock option equals or exceeds the market price of the common stock on the date of grant, no compensation expense is recognized.

  The 1987 Non Qualified Stock Option Plan and 1994 Stock Incentive Plan cover substantially all employees and provide for the issuance of options to purchase up to 2,100,000 shares and 100,000 shares of the Company's Common Stock, respectively. The 1987 and 1993 Non-Employee Director Stock Option Plans allow for the issuance of options for the purchase of 750,000 shares and 315,000 shares, respectively. Options are issued to non-employee members of the Company's Board of Directors for their service. In addition, prior to February of 1995, the Company, from time to time, issued options to purchase shares of the Company's Common Stock outside of the established stock option plans. The grants of these options have been approved by the Company's shareholders. The 1997 Incentive Plan allows for the issuance of options for the purchase of 1,350,000 shares.

  Options to purchase shares of the Company's Common Stock are issuable at the discretion of committees appointed by the Board of Directors which determine the specific terms of options granted. Currently, options generally vest at rates of 10%, 20%, 33% and 100% per year from the date of issuance and generally expire after 5 to 10 years of continued employment or within periods of up to 90 days of the termination or resignation of the employee or director.

  The following table summarizes information related to the Company's stock option activity (in thousands, except for per share data):

                                                          1997                   1996                   1995
                                                  ---------------------  ---------------------  ---------------------
                                                    Number    Wtd. Avg.    Number    Wtd. Avg.    Number    Wtd. Avg.
                                                  of Shares   Ex. Price  of Shares   Ex. Price  of Shares   Ex. Price
                                                  ----------  ---------  ----------  ---------  ----------  ---------
      Outstanding at
        beginning of year.....................      1,709       $6.05      2,272       $6.42      2,794       $6.33
      Granted.................................      1,206        5.61        283        2.92        200        3.68
      Exercised...............................        (18)       2.82         --          --        (93)       3.27
      Expired.................................        (95)       5.75        (29)       3.45       (629)       5.59
      Canceled................................       (145)       5.37       (817)       5.85         --          --
                                                    -----                  -----                  -----
      Outstanding at end of
        year..................................      2,657        5.96      1,709        6.05      2,272        6.42
                                                    =====                  =====                  =====
      Exercisable at end of
        year..................................      1,946        6.86      1,645        6.09      2,055        6.39
                                                    =====                  =====                  =====

                        PEOPLES TELEPHONE COMPANY, INC.

  The exercise prices for options outstanding as of December 31, 1997 ranged from $2.00 to $11.38. The weighted average remaining contractual life of those options is approximately 2.7 years.


  The fair value of options granted during 1997, 1996 and 1995 were estimated using a binomial valuation model. The following weighted-average assumptions were used in calculating the fair value of options granted in 1997, 1996 and 1995, respectively: risk free interest rates of 5.6%, 6.3% and 6.1%; dividend yields of 0%; volatility factors of 0.669, 0.706 and 0.846; and weighted average expected life of the options of 2.7, 4.0 and 3.3 years.

  Pro forma net loss and loss per share information is provided in accordance with SFAS 123 as if the Company's stock options were accounted for under the fair value method.

  For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The following table sets forth pro forma net loss and loss per share (in thousands, except for per share data):

                                                                    Year ended December 31,
                                                           ----------------------------------------
                                                               1997          1996          1995
                                                           ------------  ------------  ------------
      Pro forma net loss.................................    $(13,071)     $(16,311)     $(38,213)
      Pro forma loss per share, basic and diluted........    $  (0.87)     $  (1.07)     $  (2.40)

  The effect on pro forma net loss and loss per share of applying SFAS 123 is not necessarily indicative of pro forma net loss and loss per share for future periods until the new fair value method is applied to all non-vested awards.


Note 10--Employee Savings Plan

  During November 1990, the Company established a savings plan under the provisions of section 401(k) of the Internal Revenue Code (the "Plan"), which covers substantially all employees. The Company's contributions to the Plan are discretionary. Employees participating in the Plan vest in amounts contributed by the Company over a period of 5 years. The Company matches 25% of employee contributions. Employees may contribute up to 15% of their earnings each plan year. The Company's contributions totaled approximately $0.1 million in each of the years ended December 31, 1997, 1996 and 1995.


Note 11--Income Taxes

  The components of the benefit from income taxes are as follows (in thousands):

                                      Year ended December 31,
                                    ---------------------------
                                        1997    1996    1995
                                       -----   -----   -----
      Currently payable:
      Federal....................      $  --   $  --   $  --
      State......................         --      --     107
      Deferred...................         --      --    (324)
                                       -----   -----   -----
                                       $  --   $  --   $(217)
                                       =====   =====   =====

                        PEOPLES TELEPHONE COMPANY, INC.

  A reconciliation between the Company's effective income tax rate and federal income tax statutory rate is as follows:

                                                     Year ended December 31,
                                               ------------------------------------
                                                   1997         1996        1995
                                               ------------  ----------  ----------
      Statutory tax rate.....................     (34.0)%      (34.0)%     (34.0)%
      Change in valuation allowance..........      37.5         37.5        35.4
      Non-deductible expenses................        --           --         1.0
      State taxes and other, net.............      (3.5)        (3.5)       (3.5)
                                                  -----        -----      ------
                                                      0%           0%       (1.1)%
                                                  =====        =====      ======

  Significant temporary differences included in the net deferred tax asset are as follows (in thousands):

                                                                                  December 31,
                                                                           ------------------------
                                                                               1997         1996
                                                                           -----------  -----------
      Deferred tax assets:
         Net operating loss carryforward.................................     $21,854      $18,721
         Alternative minimum tax credit carryforward.....................          30          218
         Other...........................................................       8,626        6,012
                                                                              -------      -------
            Total gross deferred tax assets..............................      30,510       24,951
      Less--valuation allowance..........................................      18,364       15,017
                                                                              -------      -------
            Total deferred tax assets....................................      12,146        9,934
                                                                              -------      -------
      Deferred tax liabilities:
         Difference between book and tax bases of fixed assets...........      (7,322)      (5,105)
         Other...........................................................      (1,417)      (1,422)
                                                                              -------      -------
            Total deferred tax liabilities...............................      (8,739)      (6,527)
                                                                              -------      -------
            Net deferred tax assets......................................     $ 3,407      $ 3,407
                                                                              =======      =======

  At December 31, 1997, the Company has tax net operating loss carryforwards of approximately $80.8 million, which expire in various amounts in the years 2002 to 2012. Approximately $3.2 million of these net operating loss carryforwards relate to business acquisitions for which annual utilization will be limited to approximately $0.3 million, with further limitation if future ownership changes occur. In addition, these loss carryforwards can only be utilized against future taxable income, if any, generated by these acquired companies as if these companies continued to file separate income tax returns. During 1997, the Company generated a capital loss of approximately $0.7 million, which expires in the year 2002.

  During 1997, the deferred tax asset valuation allowance against net operating losses increased to approximately $18.4 million. Realization of deferred tax assets is dependent upon sufficient future taxable income during the periods that temporary differences and carryforwards are expected to be available to reduce taxable income. Based upon past earnings history, trends, regulatory changes, expiration dates of net operating loss carryforwards and tax planning strategies that could be implemented, if necessary, the Company believes it will be able to realize its $3.4 million in net deferred tax assets. In addition, the Company has recorded a valuation allowance to reflect the estimated amount of deferred tax assets which may not be realized due to the expiration of its operating loss carryforwards.

                        PEOPLES TELEPHONE COMPANY, INC.

Note 12--Earnings Per Share

  For the years ended December 31, 1997, 1996 and 1995, the treasury stock method was used to determine the dilutive effect of the options and warrants on earnings per share data. The following table summarizes the restated net loss from continuing operations per share and the weighted average number of shares outstanding used in the computations in accordance with SFAS No. 128 (in thousands, except per share data):

                                                                   1997          1996           1995
                                                               ------------  ------------  --------------
  Net loss from continuing operations........................    $(13,762)     $(14,268)      $(19,174)
  Deduct:
     Cumulative preferred stock dividend requirement.........       1,050         1,050            473
     Preferred stock issuance cost accretion.................         156           144             69
                                                                 --------      --------       --------
        Net loss applicable to common shareholders...........    $(14,968)     $(15,462)      $(19,716)
                                                                 ========      ========       ========
  Weighted average common shares outstanding.................      16,198        16,188         16,091
                                                                 ========      ========       ========
  Basic and diluted loss per share...........................    $  (0.92)     $  (0.96)      $  (1.23)
                                                                 ========      ========       ========

  Diluted earnings per share is equal to basic earnings per share since the conversion of preferred shares and the exercise of outstanding options and warrants would be anti-dilutive for all periods presented.


Note 13--Fair Value of Financial Instruments

  The fair market values of financial instruments held by the Company at December 31, 1997 and 1996 are based on a variety of factors and assumptions, may not necessarily be representative of the actual gains or losses that will be realized in the future, and do not include expenses that could be incurred in an actual sale or settlement.


 Long-Term Debt

  The fair value of the Company's Senior Notes was estimated by obtaining quoted market prices. The fair value of the Company's Senior Notes at December 31, 1997 and 1996 was approximately $106.5 million and $105.0 million, respectively.

  The fair value of the Company's credit facility is assumed to be equal to its carrying value. At December 31, 1997 and 1996 there were no amounts outstanding under the credit facility.


 Preferred Stock

  The Company's Preferred Stock does not have a quoted market price and the Company does not believe it is practicable to estimate a fair value different from the security's carrying value of approximately $13.7 million because of features unique to this security including, but not limited to, the right to appoint two directors and super majority voting requirements. The amount due upon redemption equals $15.0 million plus accrued dividends.

                        PEOPLES TELEPHONE COMPANY, INC.

Note 14--Leases

  The Company leases office and warehouse space under various operating lease agreements expiring through 2000. Rental expense under such leases aggregated approximately $0.5 million, $0.5 million and $0.7 million for the years ended December 31, 1997, 1996 and 1995, respectively.

  As of December 31, 1997, future minimum payments under noncancellable operating leases with remaining terms in excess of one year are as follows (in thousands):

                 Year ended:
                    1998....................    $308
                    1999....................     174
                    2000....................      41
                                                ----
                                                $523
                                                ====

Note 15--Commitments and Contingencies

  In March, 1997, the Company and WorldCom Network Services, Inc. amicably settled and resolved litigation to the satisfaction of both parties involved. In connection with that settlement, the Company paid approximately $240,000 to WorldCom in full settlement and satisfaction of all claims raised, or which could have been raised, by WorldCom against the Company arising from the parties' prior business relationship.

  During July 1995, the Company reached an agreement in principle for the settlement (the "Settlement") of a lawsuit seeking class action certification brought by two shareholders against the Company and certain of its officers and directors in the United States District Court, Southern District of Florida, alleging the violation of certain federal securities laws. The Company's share of the Settlement of approximately $0.9 million was recorded in the accompanying consolidated statement of operations for the year ended December 31, 1995. The Settlement was approved by the United States District Court during January 1996.

  During April 1995, the Company settled a dispute with one of its vendors which resulted in a reduction of the amounts owed. Accounts payable and telephone charges were reduced during the first quarter of 1995 by approximately $1.3 million to reflect this settlement.

  In December 1995, Cellular World, Inc. filed a complaint in Dade County Circuit Court against the Company and its subsidiary, PTC Cellular, Inc., alleging wrongful interference with Cellular World's advantageous business relationship with Alamo Rent-A-Car, and alleged misappropriation of Cellular World's trade secrets concerning Cellular World's proprietary cellular car phone rental system equipment. Cellular World is seeking damages alleged to exceed $10 million. Formal discovery has not been completed. Trial has been set for July 1998. Based on the discovery conducted to date, the Company continues to believe that it has several meritorious legal and factual defenses. Based upon the incomplete status of discovery, the Company is unable to predict the final outcome of the litigation.

  In addition to the aforementioned litigation, the Company is a party to certain legal actions arising in the normal course of business. In the opinion of management, the ultimate outcome of such litigation will not have a material effect on the financial position, results of operations or cash flows of the Company.

                        PEOPLES TELEPHONE COMPANY, INC.

The Company has employment contracts with certain officers which expire through December 31, 1999. The contracts provide for increases in annual base salary, contingent upon the profitability of the Company, as well as bonus and stock option provisions.


Note 16--Prepaid Calling Card and International Telephone Centers

  During February 1995, the Company sold its prepaid calling card business to Global Link Teleco Corporation ("Global Link") for approximately $6.3 million of cash, promissory notes and shares of common stock of Global Link. The operations of the prepaid calling card business for the year ended December 31, 1995 were not significant.

  On March 1, 1996, Global Link consummated a merger transaction (the "Merger") with Global Telecommunications Solutions, Inc. ("GTS"). The Company exchanged its outstanding notes and other receivables, including accrued interest, for shares of GTS Common stock, $0.6 million in cash and $1.5 million of notes receivable.

  Included in other assets in the accompanying 1997 and 1996 consolidated balance sheets is the fair value of the Company's investment in GTS common stock of approximately $1.1 million and $1.7 million, net of approximately $2.0 million and $1.5 million of unrealized investment losses, respectively.

  Prior to the Merger, the Company's investment in Global Link was accounted for using the equity method. The Company's share of the results of operations of Global Link from the divestiture date through December 31, 1995 are included in "Other operating (income) expenses" in the accompanying consolidated statements of operations.

  On September 28, 1995, the Company sold its international telephone center operations for $0.5 million in cash and a $1.5 million promissory note. The operations of the international telephone center business for the year ended December 31, 1995 were not significant. For financial accounting purposes, the recovery of $2.0 million previously written off will be recognized as the cash is received. Accordingly, a gain of approximately $0.3 million and $0.5 million has been included in other income and expenses in the accompanying consolidated statements of operations during the years ended December 31, 1996 and 1995, respectively.

Note 17--Discontinued Operations

  On November 13, 1995, the Company sold its cellular telephone operations to Shared Technologies Cellular, Inc. ("STC") for approximately $6.0 million. The proceeds from the sale were $0.3 million in cash, a $2.0 million promissory note bearing interest at 8.0%, with principal and interest payable semi-annually through 2000, shares of STC Common Stock, and payment of approximately $1.2 million of the Company's liabilities. This transaction resulted in a loss of $14.6 million. The loss on disposal in the accompanying December 31, 1995 statement of operations includes a valuation allowance of approximately $5.5 million to reduce the deferred tax assets generated by this transaction to a level which, more likely than not, will be realized.

  For the period from January 1, 1995 through the divestiture date, the cellular telephone operations had net operating losses of $3.7 million which were previously accrued for in 1994.

                        PEOPLES TELEPHONE COMPANY, INC.

  On October 9, 1995, the Company sold a portion of its inmate telephone operations for approximately $1.7 million. Included in discontinued operations in the accompanying consolidated statement of operations in 1995 are approximately $0.3 million of impairment losses and a $0.4 million loss on the sale of these inmate telephone operations.

  On December 19, 1997, the Company sold the remaining operating assets of the Company's inmate phone division to Talton Holdings, Inc. ("Talton") for $10.6 million in cash plus additional contingent consideration. This transaction resulted in a gain of approximately $4.2 million. The contingent consideration is payable within 18 months after the closing based upon a formula which generally provides for the sharing of (a) incremental profits from revenue increases on certain contracts sold to Talton and (b) profits resulting from Talton closing on pending bids initiated by the Company which result in new contracts. For financial accounting purposes, the contingent consideration will be recognized as received.

  The following tables set forth the results of operations and gain (loss) on disposal of the cellular and inmate telephone operations as they are included in the consolidated financial statements (in thousands):


                         Cellular Telephone Operations

                                                                       For the year ended
                                                                     -----------------------
                                                                          December 31,
                                                                     -----------------------
                                                                     1997   1996      1995
                                                                     ----   ----    --------
Revenues..........................................................   $ --   $ --    $     --
Income (loss) from discontinued operations before income taxes....     --     --          --
Gain (loss) on disposal...........................................    268     --     (14,600)
                                                                     ----   ----    --------
Gain (loss) on discontinued operations before income taxes........    268     --     (14,600)
Provision for income taxes........................................     --     --          --
                                                                     ----   ----    --------
Gain (loss) from discontinued operations..........................   $268   $ --    $(14,600)
                                                                     ====   ====    ========

                          Inmate Telephone Operations

                                                                             For the year ended
                                                                    -------------------------------------
                                                                                December 31,
                                                                    -------------------------------------
                                                                       1997         1996         1995
                                                                    -----------  -----------  -----------
Revenues..........................................................     $11,931      $17,952      $26,029
Income (loss) from discontinued operations before income taxes....      (2,418)      (1,724)         (19)
Gain (loss) on disposal...........................................       4,242           --         (740)
                                                                       -------      -------      -------
Gain (loss) on discontinued operations before income taxes........       1,824       (1,724)        (759)
Provision for income taxes........................................          --           --           --
                                                                       -------      -------      -------
Gain (loss) from discontinued operations..........................     $ 1,824      $(1,724)     $  (759)
                                                                       =======      =======      =======

Note 18--Related Party Transactions

  During February 1995, the Company sold its prepaid calling card business to Global Link for approximately $6.3 million. At the time of the transactions, a former officer and director of the Company and two directors of the Company were also directors of Global Link. Mr. Jeffrey Hanft, a former officer and director of the Company, resigned as a director of Global Link in October 1995, and Mr. Jody Frank, a former director of the Company, resigned as a director of Global Link prior to the March 1996 transaction with GTS (see Note 16).

                        PEOPLES TELEPHONE COMPANY, INC.

     During 1994 and 1995, the Company made loans of approximately $3.6 million to certain officers and directors for, among other things, the repayment of debt previously incurred by them in connection with the exercise of stock options and payment of related income taxes. The officers and directors exercised the stock options in December 1993 to purchase the Company's Common Stock for purposes of increasing the Company's shareholders' equity without accessing external capital markets. The officers and directors executed promissory notes for a portion of the amounts due which became payable on March 28, 1996. In addition, during 1994 and 1995, under the terms of employment contracts with certain officers, the Company paid approximately $0.6 million in life insurance policy premiums. Such premiums are required to be reimbursed by such officers upon termination. During the fourth quarter of 1995, the Company recorded a reserve for potential uncollectible loan and insurance amounts of approximately $3.2 million which is included in "Other operating (income) and expenses" in the accompanying consolidated statements of operations. During 1997, the Company recorded an additional reserve for potential uncollectible loan amounts of approximately $0.2 million which is included in "Selling, general and administrative expense" in the accompanying 1997 statements of operations.

     During December 1995, the Company entered into a settlement agreement in connection with the termination of an employment contract and settlement of a claim made by Robert D. Rubin, the Company's former president. As part of the settlement agreement, approximately $1.4 million of severance costs were incurred by the Company and have been recorded in "Other operating (income) and expenses" in the accompanying 1995 consolidated statement of operations. Mr. Rubin repaid approximately $0.4 million of amounts owed the Company as part of the settlement agreement.

     In February 1996, the Company restructured approximately $0.2 million of outstanding loans to Jody Frank, a director of the Company. In connection with the restructuring, the Company received from Mr. Frank promissory notes with various due dates through 2007 and a stock pledge agreement encumbering 35,000 shares of the Company's Common Stock held by Mr. Frank.

     During April 1996, the Company terminated Richard F. Militello, the Company's former Chief Operating Officer, without cause. Pursuant to terms of his employment agreement, Mr. Militello was due a severance payment of approximately $0.5 million. The after tax portion of this amount was offset against certain outstanding loans owed to the Company by Mr. Militello. Approximately $0.2 million of severance costs incurred by the Company in connection with Mr. Militello's termination have been recorded in "Selling, general and administrative expense" in the accompanying 1996 consolidated statement of operations.

     During October 1996, the Company entered into a separation agreement with Jeffrey Hanft, the Company's former Chairman and Chief Executive Officer. As part of the separation agreement, the Company received a promissory note for amounts owed by Mr. Hanft, which becomes due and payable in 2001. In addition, the Company received from Mr. Hanft a stock pledge agreement encumbering 0.3 million shares of the Company's Common Stock issuable upon exercise of certain employment agreement options. Approximately $0.3 million of severance costs incurred by the Company in connection with the separation agreement have been recorded in "Selling, general and administrative expense" in the accompanying 1996 consolidated statement of operations.

     During July 1997, the Company terminated Bonnie S. Biumi, the Company's former Chief Financial Officer, without cause. Approximately $0.3 million of severance costs incurred by the Company in connection with Ms. Biumi's termination have been recorded in "Selling, general and administrative expense" in the accompanying 1997 consolidated statement of operations.

                        PEOPLES TELEPHONE COMPANY, INC.

Note 19--Provision for Dial-Around Compensation Adjustment

     On September 20, 1996, the Federal Communications Commission ("FCC") adopted rules in a docket entitled In the Matter of Implementation of the Pay Telephone Reclassification and Compensation Provisions of the Telecommunications Act of 1996, FCC 96-388 (the "1996 Payphone Order"), implementing the payphone provisions of Section 276 of the Telecommunications Act of 1996 ("Telecom Act"). The 1996 Payphone Order, which became effective November 7, 1996, initially mandated dial-around compensation for both access code calls and 800 subscriber calls ("Dial-Around Compensation") at a flat rate of $45.85 per payphone per month (131 calls multiplied by $0.35 per call). Commencing October 7, 1997 and ending October 6, 1998, the $45.85 per payphone per month rate was to transition to a per-call system at the rate of $0.35 per call. Several parties filed petitions for judicial review of certain of the FCC regulations including the Dial-Around Compensation rate. On July 1, 1997, the U.S. Court of Appeals for the District of Columbia Circuit (the "Court") responded to appeals related to the 1996 Payphone Order by remanding certain issues to the FCC for reconsideration. These issues included, among other things, the manner in which the FCC established the Dial-Around Compensation for 800 subscriber and access code calls, the manner in which the FCC established the interim Dial-Around Compensation plan and the basis upon which interexchange carriers ("IXCs") would be required to compensate payphone service providers ("PSPs"). The Court remanded the issues to the FCC for further consideration, and clarified on September 16, 1997 that it had vacated certain portions of the FCC's 1996 Payphone Order, including the Dial-Around Compensation rate. Specifically, the Court determined that the FCC did not adequately justify (i) the per-call compensation rate for subscriber 800 and access code calls at the deregulated local coin rate of $0.35, because it did not sufficiently justify its conclusion that the costs of local coin calls are similar to those of subscriber 800 and access code calls; and (ii) the allocation of the payment obligation among the IXCs for the period from November 7, 1996 through October 6, 1997.

     In accordance with the Court's mandate, on October 9, 1997, the FCC adopted and released its Second Report and Order in the same docket, FCC 97-371 (the "Remand Order"). This order addressed the per-call compensation rate for subscriber 800 and access code calls that originate from payphones in light of the decision of the Court which vacated and remanded certain portions of the FCC's 1996 Payphone Order. The FCC concluded that the rate for per-call compensation for subscriber 800 and access code calls from payphones is the deregulated local coin rate adjusted for certain cost differences. Accordingly, the FCC established a rate of $0.284 ($0.35-$0.066) per call for the first two years of per-call compensation (October 7, 1997 through October 6, 1999). The IXCs are required to pay this per-call amount to PSPs, including the Company, beginning October 7, 1997. After the first two years of per-call compensation, the market-based local coin rate, adjusted for certain costs defined by the FCC as $0.066 per call, is the surrogate for the per-call rate for subscriber 800 and access code calls. These new regulations were made effective as of October 7, 1997; however, they are still subject to challenge.

     In addition, the Remand Order tentatively concluded that the same $0.284 per call rate adopted on a going-forward basis should also govern compensation obligations during the period from November 7, 1996 through October 6, 1997, and that PSPs are entitled to compensation for all access code and subscriber 800 calls during this period. The FCC stated that the manner in which the payment obligation of the IXCs for the period from November 7, 1996 through October 6, 1997 will be allocated among the IXCs will be addressed in a subsequent order.

     Based on the FCC's tentative conclusion in the Remand Order, the Company has adjusted the amounts of Dial-Around Compensation previously recorded related to the period from November 7, 1996 through June 30, 1997 from the initial $45.85 rate to $37.20 ($0.284 per call multiplied by 131 calls). As a result of this adjustment, the Company recorded a provision in the third quarter of 1997 for reduced Dial-Around Compensation of approximately $2.1 million ($0.13 per share). The Company previously reported this provision as a separate component of costs and expenses. In the third quarter of 1998, the Company reclassified the provision as a

                        PEOPLES TELEPHONE COMPANY, INC.

reduction in non-coin revenue of approximately $2.6 million and a reduction in commissions expense of approximately $0.5 million. For the period from July 1, 1997 through October 6, 1997, the Company has recorded Dial-Around Compensation at the rate of $37.20 per payphone per month. The amount of dial-around revenue recognized in the period from July 1, 1997 through October 6, 1997 is approximately $4.7 million and such amount will be billed after final resolution of the allocation obligations of the IXCs as determined by the FCC.

     The Company's counsel, Latham & Watkins, is of the opinion that the Company is legally entitled to fair compensation under the Telecom Act for Dial-Around Calls the Company delivered to any carrier during the period from November 7, 1996 through October 6, 1997. Based on the information available, the Company believes that the minimum amount it is entitled to as fair compensation under the Telecom Act for the period from November 7, 1996 through October 6, 1997 is $37.20 per payphone per month and the Company, based on the information available to it, does not believe that it is reasonably possible that the amount will be materially less than $37.20 per payphone per month. While the amount of $0.284 per call constitutes the Company's position of the appropriate level of fair compensation, certain IXCs have asserted in the past, have asserted in petitions for reconsideration now pending before the FCC and in appeals pending before the U.S. Court of Appeals for the District of Columbia Circuit, and are expected to assert in the future that the appropriate level of fair compensation should be lower than $0.284 per call. For example, in a letter to the FCC dated August 15, 1997, AT&T stated its intention to make dial-around payments to PSPs based on its imputed rate of $0.12 per call until the FCC issues a new order setting the level of fair compensation.

Note 20--Subsequent Events

     On January 12, 1998, the Company acquired the operating assets of Indiana Telcom Corporation for approximately $11.3 million in cash. This transaction added approximately 2,600 public pay telephones, located primarily in Indiana and adjacent midwestern states.

     On July 5, 1998, the Company entered into a definitive merger agreement with Davel Communications Group, Inc. and Davel Holdings, Inc. (collectively "Davel"). Under the terms of the agreement, which has been approved by the Board of Directors of each company, holders of common stock of the Company will receive 0.235 of a share of Davel common stock for each outstanding share of Company common stock and the Company will become a wholly owned subsidiary of Davel (the "Merger"). The transaction, which is intended to close in the fourth quarter of 1998, is subject to the approval of the shareholders of both companies, receipt of required regulatory approvals and other customary conditions. Consummation of the Merger is conditioned on its eligibility for pooling-of-interests accounting treatment. The transaction is also subject to conversion of the Company's Series C Cumulative Convertible Preferred Stock into common stock and receipt by Davel of financing for, and successful consummation of, a cash tender offer for the Company's 12 1/4% Senior Notes due 2002 (the "Senior Notes"), pursuant to which a minimum of 85% of the aggregate outstanding principal amount of $100 million shall have been tendered. Davel plans to refinance the Senior Notes through a new senior credit facility. No assurance can be given that all of the conditions for the consummation of the proposed Merger will be satisfied.

     On June 12, 1998, Davel signed a definitive agreement to merge with PhoneTel Technologies, Inc. ("PhoneTel"). On September 29, 1998, Davel announced that it was exercising its contractual rights to terminate the Davel/PhoneTel merger agreement based on breaches of representations, warranties and covenants by PhoneTel. On October 1, 1998, Davel filed a lawsuit in Delaware Chancery Court seeking damages, rescission of the Davel/PhoneTel merger agreement and a declaratory judgment that such breaches occurred. On October 27, 1998, PhoneTel answered the complaint and filed a counterclaim against Davel alleging that the Davel/PhoneTel merger agreement had been wrongfully terminated, and also filed a third party claim against the Company alleging that the Company wrongfully caused the termination of the Davel/PhoneTel merger agreement. The counterclaim and third

                        PEOPLES TELEPHONE COMPANY, INC.

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Concluded)

party claim seek specific performance by Davel of the transactions contemplated by the Davel/PhoneTel merger agreement and damages and other equitable relief from Davel and the Company. The Company believes that the third party claim is without merit and intends to defend against it vigorously.

The following unaudited, consolidated financial statements of Peoples are filed with this report:

(i)    Consolidated Balance Sheets as of September 30, 1998

(ii) Consolidated Statements of Operations for the nine-months ended September 30, 1998 and 1997

(iii) Consolidated Statements of Cash Flows for the nine-months ended September 30, 1998 and 1997

(iv)   Notes to Consolidated Financial Statements

                        PEOPLES TELEPHONE COMPANY, INC.

                          CONSOLIDATED BALANCE SHEETS

                     (in thousands, except per share data)

                                                                                                         September 30,  December 31,
                                                                                                         -------------  ----------
                                                ASSETS                                                      1998           1997
------------------------------------------------------------------------------------------------------
                                                                                                         (Unaudited)
Current assets:
  Cash and cash equivalents...........................................................................       $  5,817      $ 22,834
  Restricted cash.....................................................................................            929           920
  Accounts receivable, net of allowance for doubtful accounts of $3,898 in 1998 and
   $4,936 in 1997.....................................................................................         18,579        17,061
  Prepaid expenses and other current assets...........................................................          2,149         2,631
                                                                                                             --------      --------
    Total current assets..............................................................................         27,474        43,446
Property and equipment, net...........................................................................         49,809        50,362
Location contracts, net...............................................................................         22,215        23,936
Intangible assets, net................................................................................            451           824
Goodwill, net.........................................................................................          8,442         4,084
Deferred income taxes.................................................................................          3,407         3,407
Other assets, net.....................................................................................          4,637         5,258
                                                                                                             --------      --------
    Total assets......................................................................................       $116,435      $131,317
                                                                                                             ========      ========

                                 LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------------------------------------------------------------------------
Current liabilities:
  Notes payable and current maturities of long-term debt..............................................       $     54      $    634
  Current portion of obligations under capital leases.................................................            604           536
  Accounts payable and accrued expenses...............................................................         21,754        22,722
  Accrued interest payable............................................................................          2,578         5,702
  Income and other taxes payable......................................................................          2,772         2,844
    Total current liabilities.........................................................................         27,762        32,438
Notes payable and long-term debt......................................................................        100,000       100,000
Obligations under capital leases......................................................................          1,488           275
                                                                                                             --------      --------
    Total liabilities.................................................................................        129,250       132,713
                                                                                                             --------      --------
Commitments and contingencies.........................................................................             --            --
Redeemable Preferred Stock:
  Cumulative convertible preferred stock; Series C, $.01 par value; 160 shares
   authorized; 150 shares issued and outstanding, $100 per share liquidation value....................         13,823        13,711
  Preferred stock dividends payable...................................................................          3,756         2,573
                                                                                                             --------      --------
    Total preferred stock.............................................................................         17,579        16,284
                                                                                                             --------      --------
Common shareholders' deficit:
  Preferred stock; $.01 par value; 4,240 shares authorized; none issued and
   outstanding........................................................................................             --            --
  Convertible preferred stock; Series B, $.01 par value; 600 shares authorized; none
   issued and outstanding.............................................................................             --            --
  Common stock; $.01 par value; 75,000 shares authorized; 16,213 shares in 1998 and
   16,209 shares in 1997 issued and outstanding.......................................................            162           162
  Capital in excess of par value......................................................................         58,004        59,291
  Accumulated deficit.................................................................................        (85,671)      (75,108)
  Accumulated other comprehensive loss................................................................         (2,889)       (2,025)
                                                                                                             --------      --------
    Total common shareholders' deficit................................................................        (30,394)      (17,680)
                                                                                                             --------      --------
    Total liabilities less shareholders' deficit......................................................       $116,435      $131,317
                                                                                                             ========      ========


 The accompanying notes are an integral part of these consolidated financial statements.

                        PEOPLES TELEPHONE COMPANY, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

               (unaudited, in thousands, except per share data)

                                                                                              For the nine months ended
                                                                                             ---------------------------
                                                                                                    September 30,
                                                                                             ---------------------------
                                                                                                 1998            1997
                                                                                             -----------     -----------
Revenues:
  Coin calls............................................................................       $ 59,222        $ 57,029
  Non-coin calls........................................................................         27,043          26,924
                                                                                               --------        --------
     Total revenues.....................................................................         86,265          83,953
Costs and expenses:
  Telephone charges.....................................................................         21,024          22,224
  Commissions...........................................................................         24,535          21,593
  Field service and collection..........................................................         15,929          14,620
  Depreciation and amortization.........................................................         16,641          15,984
  Selling, general and administrative...................................................          8,996           9,453
                                                                                               --------        --------
     Total costs and expenses...........................................................         87,125          83,874
                                                                                               --------        --------
  Operating (loss) income...............................................................           (860)             79
Other expenses:
  Interest expense, net.................................................................          9,703           9,820
                                                                                               --------        --------
Loss from continuing operations before income taxes.....................................        (10,563)         (9,741)
Income taxes............................................................................             --              --
                                                                                               --------        --------
Loss from continuing operations.........................................................        (10,563)         (9,741)
Loss from discontinued operations.......................................................             --          (2,018)
                                                                                               --------        --------
Net loss................................................................................        (10,563)        (11,759)
Dividends and accretion on preferred stock..............................................         (1,300)           (904)
                                                                                               --------        --------
Net loss applicable to common shareholders..............................................       $(11,863)       $(12,663)
                                                                                               ========        ========
Loss per common share (basic and diluted):
  Loss from continuing operations.......................................................       $  (0.73)       $  (0.66)
  Loss from discontinued operations.....................................................             --           (0.12)
                                                                                               --------        --------
     Net loss...........................................................................       $  (0.73)       $  (0.78)
                                                                                               ========        ========
Weighted average common shares outstanding..............................................         16,212          16,195
                                                                                               ========        ========

  The accompanying notes are an integral part of these consolidated financial statements.

                        PEOPLES TELEPHONE COMPANY, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                           (unaudited, in thousands)

                                                                                                For the nine months
                                                                                            --------------------------
                                                                                                ended September 30,
                                                                                            --------------------------
                                                                                                1998          1997
                                                                                            -----------    -----------
Cash flows from operating activities
  Net loss                                                                                   $(10,563)      $(11,759)
  Adjustments to reconcile net loss to net cash
    provided by operating activities:
  Depreciation and amortization......................................................          16,641         15,984
  Amortization of deferred financing costs...........................................             590            667
  Changes in operating assets and liabilities:
    Accounts receivable.............................................................           (1,518)        (4,240)
    Prepaid expenses and other current assets.......................................              482             23
    Other assets....................................................................             (832)         2,876
    Accounts payable and accrued expenses...........................................             (968)          (982)
    Accrued interest payable........................................................           (3,124)        (3,083)
    Income and other taxes payable..................................................              (72)           335
    Net effect of discontinued operations and assets held for sale..................               --          2,115
                                                                                             --------       --------
      Net cash provided by operating activities................................                   636          1,936
Cash flows from investing activities
  Property and equipment additions...................................................         (2,886)         (2,156)
  Proceeds from sale of assets.......................................................             --             233
  Payments for acquisition of Indiana Telcom assets..................................        (11,317)             --
  Payments for certain contracts.....................................................         (2,292)         (2,939)
  Restricted cash....................................................................             (9)           (898)
                                                                                            --------        --------
      Net cash used in investing activities....................................              (16,504)         (5,760)
Cash flows from financing activities
  Principal payments on long-term debt...............................................           (580)           (426)
  Principal payments under capital lease obligations.................................           (577)           (758)
  Debt issuance costs................................................................             --            (218)
  Exercise of stock options and warrants.............................................              8              --
                                                                                            --------        --------
      Net cash used in financing activities....................................               (1,149)         (1,402)
                                                                                            --------        --------
Net decrease in cash and cash equivalents...............................................     (17,017)         (5,226)
Cash and cash equivalents at beginning of period........................................      22,834          12,556
                                                                                            --------        --------
Cash and cash equivalents at end of period..............................................    $  5,817        $  7,330
                                                                                            ========        ========

  The accompanying notes are an integral part of these consolidated financial statements.

                        PEOPLES TELEPHONE COMPANY, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                              September 30, 1998
                                  (unaudited)

NOTE 1--UNAUDITED INTERIM INFORMATION

     The accompanying interim consolidated financial data for Peoples Telephone Company, Inc. (the "Company") and subsidiaries, are unaudited; however, in the opinion of management, the interim data include all adjustments necessary for a fair presentation of the results for the interim periods. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

     The results of operations for the nine months ended September 30, 1998 are not necessarily indicative of the results to be expected for the year ending December 31, 1998.

     The interim unaudited consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto for the year ended December 31, 1997 as set forth in the Company's 1997 Annual Report on Form 10-K as amended by Form 10-K/A No. 1 ("Form 10-K").

NOTE 2--INVESTMENTS AND OTHER COMPREHENSIVE LOSS

     Investments in debt and equity securities are accounted for in accordance with Statement of Financial Accounting Standards ("SFAS") No. 115, Accounting for Certain Investments in Debt and Equity Securities ("SFAS 115"). The Company's investment in Global Telecommunications Solutions, Inc. ("GTS") is classified as "available for sale", and reported at fair value with unrealized gains or losses, net of tax, recorded as a separate component of shareholders' deficit. The Company's investment in GTS common stock at September 30, 1998 was approximately $0.2 million, net of approximately $2.9 million of unrealized losses.

     As of January 1, 1998, the Company adopted SFAS No. 130, Reporting Comprehensive Income ("SFAS 130"). SFAS 130 establishes new rules for the reporting and display of comprehensive income and its components; however, the adoption of SFAS 130 had no impact on the Company's net loss or shareholders' deficit. SFAS 130 requires unrealized gains or losses on the Company's available-for-sale securities, which, prior to adoption, were reported separately in shareholders' deficit, to be included in other comprehensive loss. Prior year financial statements have been reclassified to conform to the requirements of SFAS 130.

     The components of the comprehensive loss are as follows (in thousands):

                                                          For the nine months
                                                     -----------------------------
                                                          ended September 30,
                                                     -----------------------------
                                                         1998             1997
                                                     ------------     ------------
      Net loss....................................     $(10,563)        $(11,759)
      Unrealized (loss) gain on investment........         (863)             874
                                                       --------         --------
      Comprehensive loss..........................     $(11,426)        $(10,885)
                                                       ========         ========

NOTE 3--EARNINGS PER SHARE

  For the quarter and nine months ended September 30, 1998 and 1997, the treasury stock method was used to determine the dilutive effect of options and warrants on earnings per share data. The following table summarizes the loss from continuing operations and the weighted average number of shares outstanding used in the computation of loss from continuing operations per common share in accordance with SFAS No. 128, Earnings Per Share (in thousands, except per share data).

                                                                                   For the nine months
                                                                                   ended September 30,
                                                                                  ----------------------
                                                                                    1998          1997
                                                                                  --------      --------
      Loss from continuing operations........................................     $(10,563)     $ (9,741)
         Deduct:
            Cumulative preferred stock dividend requirement..................         (849)         (787)
            Cumulative adjustment for preferred stock dividend
              compounding....................................................         (334)           --
            Preferred stock issuance cost accretion..........................         (117)         (117)
                                                                                  --------      --------
               Loss from continuing operations applicable to
                common shareholders..........................................     $(11,863)     $(10,645)
                                                                                  ========      ========
               Weighted average common shares outstanding....................       16,212        16,195
                                                                                  ========      ========
               Basic and diluted loss per share from continuing
                operations...................................................       $(0.73)       $(0.66)
                                                                                  ========      ========

  Diluted loss per share is equal to basic loss per share since the conversion of preferred shares and the exercise of outstanding options and warrants would be anti-dilutive for all periods presented.

NOTE 4--LONG-TERM DEBT

  During June 1998, the Company executed an amendment to the Fourth Amended and Restated Loan and Security Agreement which modified the Company's financial covenants in the Company's $20 million credit facility with Bank Austria Creditanstalt Corporate Finance, Inc., formerly known as "Creditanstalt-Bankverein" (the "Credit Facility"), as of June 30, 1998. The interest rate on balances outstanding under the Credit Facility varies based upon the leverage ratio maintained by the Company. Outstanding principal balances are due in full in the year 2000. Interest is payable monthly for loans based on the prime rate and quarterly for loans based on the LIBOR rate. A commitment fee of 1/2 of 1% is charged on the aggregate daily available balance of the Credit Facility. The Credit Facility is secured by substantially all of the Company's assets and contains certain covenants which, among other things, require the Company to maintain certain cash flow levels and interest coverage ratios and places certain restrictions on the payment of dividends. At September 30, 1998, the Company had no amounts borrowed under the Credit Facility and was in compliance with the financial covenants.

NOTE 5--INCOME TAXES

  For the three and nine months ended September 30, 1998, the Company recorded deferred tax assets and deferred tax asset valuation allowances of approximately $1.2 million and $4.0 million, respectively. Valuation allowances were provided to reduce the deferred tax assets to a level which, more likely than not, will be realized.

NOTE 6--LOSS FROM DISCONTINUED OPERATIONS

  In the fourth quarter of 1997, the Company sold the operating assets of its inmate telephone division. The accompanying Consolidated Statement of Operations for the nine months ended September 30, 1997 and the

Consolidated Statement of Cash Flows for the nine months ended September 30, 1997 have been restated to present results of the former inmate telephone division as discontinued operations. For the nine months ended September 30, 1997, the Company reported approximately $2.0 million in losses from discontinued operations.

NOTE 7--ACQUISITION OF INDIANA TELCOM CORPORATION

     On January 12, 1998, the Company acquired the operating assets of Indiana Telcom Corporation for approximately $11.3 million in cash. The results of operations for the Company include the operations of Indiana Telcom from January 12, 1998 forward. The acquisition was accounted for as a purchase, and, accordingly, the purchase price was allocated to the assets acquired based on appraisals and other estimates of their underlying fair values. The allocation of the purchase price is preliminary, pending finalization of appraisals and other estimates. The fair value of the assets acquired included $5.4 million of installed payphones and related equipment and $0.3 million in location contracts. No liabilities were assumed in the transaction. The excess of the purchase price over the fair value of net assets acquired of $5.6 million was recorded as goodwill and is being amortized over 5 years.

     The following summarizes unaudited pro forma consolidated results of operations for the nine months ending September 30, 1997 assuming the Indiana Telcom acquisition occurred at the beginning of 1997. These pro forma results are provided for comparative purposes only and do not purport to be indicative of the results that would have been obtained if this acquisition had been effected on the date indicated or which may be obtained in the future (in thousands, except per share data).

                                                 Nine months ended
                                                ------------------
                                                September 30, 1997
                                                ------------------
      Total revenues........................           $    87,760
      Loss from continuing operations.......               (10,494)
      Loss from continuing operations
        per common share....................                 (0.70)


NOTE 8--DIAL-AROUND COMPENSATION

     Effective November 6, 1996, pursuant to FCC regulations, the Company derived additional revenues from dial-around calls placed from its public payphones. Under the 1996 Payphone Order, from November 6, 1996 to June 30, 1997, the Company recorded gross dial-around revenue at the then-mandated rate of $45.85 per payphone per month, as compared with the flat fee of $6.00 per payphone per month in place prior to November 6, 1996. Pursuant to the Remand Order, in the period from July 1 to October 6 of 1997 the Company recorded gross dial-around compensation revenue at a rate of $37.20 per payphone per month and recorded a charge of approximately $2.1 million, consisting of a reduction in non-coin revenue of approximately $2.6 million and a reduction in commissions expense of approximately $0.5 million, in the third quarter of 1997 for the retroactive reduction in the dial-around compensation rate from $45.85 to $37.20 per payphone per month, applicable to the November 6, 1996 to June 30, 1997 period.

     From October 7, 1997 to October 6, 1999, the Company is entitled to receive dial-around compensation at a per-call rate of $0.284 based on the actual number of dial-around calls placed from each of its payphones (or such other number of calls as may be ultimately permitted by the FCC or the courts). Thereafter, the dial-around compensation rate is anticipated to be at a per-call rate equal to the local coin call rate less $0.066. For the period from October 7, 1997 to September 30, 1998, the Company recorded dial-around compensation revenue using an estimated 131 calls per month per payphone. The Company has based its compensation on an estimated number of calls (i.e., 131) per payphone per month because actual call counts are not available from the IXCs until four to nine months after the calls are made. From October 7, 1997 forward, the estimated amount may be adjusted for actual call counts provided by the IXCs.

     The FCC, in its Order issued April 3, 1998, left in place the requirement for payment of per-call compensation for payphones that do not transmit the requisite payphone-specific coding digits, but gave the IXCs a choice for computing the amount of compensation for payphones on local exchange carrier lines not transmitting the payphone-specific coding digits of either accurately computing per-call compensation from their databases or paying per-phone, flat-rate compensation computed by multiplying the $0.284 per call rate by the nationwide average number of 800 and 888 subscriber and access code calls placed from regional Bell operating company payphones for corresponding payment periods. Accurate payments made at the flat rate are not subject to subsequent adjustment for actual call counts from the applicable payphone. Based on the information available to it, including actual payments from IXCs for the fourth quarter of 1997, the Company does not believe application of this order will result in any material adjustment to the dial-around compensation revenues recorded for the period from October 7, 1997 forward.

     On May 15, 1998, the Court again remanded the per-call compensation rate to the FCC for further explanation without vacating the $0.284 per call rate. The Court stated that any resulting overpayment would be subject to refund and directed the FCC to conclude its proceedings within a six-month period from the effective date of the Court's decision. The Company believes that the FCC will issue its ruling in the current proceeding within the six-month period established by the Court. Based on the information available to it, the Company does not believe that it is reasonably possible that the amount of compensation for dial-around calls will be materially reduced from the amount recorded as dial-around compensation. While the amount of $0.284 per call constitutes the Company's position on the minimum appropriate level of fair compensation, certain IXCs have challenged this rate level, asserting that the appropriate level of fair compensation should be lower than $0.284 per call.

NOTE 9--COMMITMENTS AND CONTINGENCIES

     In December 1995, Cellular World filed a complaint in Dade County Circuit Court against the Company and its subsidiary, PTC Cellular, Inc., alleging wrongful interference with Cellular World's advantageous business relationship with Alamo Rent-A-Car, and alleged misappropriation of Cellular World's trade secrets concerning Cellular World's proprietary cellular car phone rental system equipment. Cellular World is seeking damages alleged to exceed $10 million. The Company successfully obtained dismissal of one count of the complaint early in the proceedings, but the court allowed the remaining two counts to proceed through discovery. Formal discovery is nearly completed. On July 31, 1998, the court granted a summary judgment in the Company's favor, dismissing one of the two remaining counts. Trial has been reset for February 1999. Based on the discovery conducted to date, the Company continues to believe that it has several meritorious legal and factual defenses. Based upon the incomplete status of discovery, the Company is unable to predict the final outcome of the litigation.

(b)  Pro Forma Financial Information

     The following unaudited, pro forma consolidated financial statements of the Company are filed with this report:

     (i)    Pro Forma Condensed Consolidated Balance Sheets as of September 30,
            1998

     (ii)   Notes to the Unaudited Pro Forma Condensed Cosolidated Balance
            Sheets

     (iii) Pro Forma Consolidated Statements of Operations for the nine months ended September 30, 1998, and the years ended December 31, 1997, 1996 and 1995, respectively

     (iv)   Notes to the Unaudited Pro Forma Consolidated Statements of
            Operations

             UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

                              September 30, 1998
                                (In thousands)

                                                       Old
                                                      Davel       Peoples      Pro Forma       Pro Forma
                     ASSETS                         Historical   Historical     Combined      Refinancing       Pro Forma
------------------------------------------------    ----------   ----------     --------      -----------       ---------
Current assets:
 Cash and cash equivalents......................     $  4,247     $  6,746      $ 10,993        $     -- (1)     $ 10,993
 Trade and other receivables....................       25,111       18,579        43,690              --           43,690
 Other current assets...........................        3,890        2,149         6,039              --            6,039
                                                     --------     --------      --------        --------         --------
  Total current assets..........................       33,248       27,474        60,722              --           60,722
                                                     --------     --------      --------        --------         --------
Noncurrent assets:
 Property, plant and equipment, net.............       87,434       49,809       137,243              --          137,243
 Intangibles and other assets...................       62,556       35,745        98,301           3,500 (1)       96,817
                                                                                                  (4,984)(2)
 Deferred tax assets............................           --        3,407         3,407           8,396 (2)       11,803
                                                     --------     --------      --------        --------         --------
  Total noncurrent assets.......................      149,990       88,961       238,951           6,912          245,863
                                                     --------     --------      --------        --------         --------
  Total assets..................................     $183,238     $116,435      $299,673        $  6,912         $306,585
                                                     ========     ========      ========        ========         ========
      LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------------------
Accounts payable and accrued expenses...........     $ 13,334     $ 21,754      $ 35,088        $     --         $ 35,088
Other current liabilities.......................       20,833        6,008        26,841          (3,173)(1)       23,668
Long-term debt, less current maturities.........       74,927      101,488       176,415          26,673 (1)      203,088
Deferred income taxes...........................       10,189           --        10,189              --           10,189
Redeemable preferred stock......................           --       17,579        17,579         (17,579)(2)           --
Total stockholders' equity......................       63,955      (30,394)       33,561             991 (2)       34,552
                                                     --------     --------      --------        --------         --------
  Total liabilities and stockholders' equity....     $183,238     $116,435      $299,673        $  6,912         $306,585
                                                     ========     ========      ========        ========         ========

         NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

                           As of September 30, 1998
                                (In thousands)

1. The net effect on cash and cash equivalents of the Transaction and the concurrent debt refinancing reflects the following:

      Total sources:
        New Davel Line of Credit.........................    $ 17,660
        New Davel Term Loan..............................     200,000
                                                             --------
                                                             $217,660
                                                             ========
      Total uses:
        Repayment of Old Davel Term Loan.................    $ 79,330
        Repayment of Old Davel Line of Credit............      14,830
        Purchase of Peoples Notes........................     100,000
        Debt Refinancing Costs...........................       3,500
        Debt Repayment Premiums..........................      14,000
        Merger-Related Transaction Costs.................       6,000
                                                             --------
                                                             $217,660
                                                             ========

2. Represents the net change in stockholders' equity as a result of the Transaction, the concurrent refinancing of certain Old Davel and Peoples debt and the conversion of Peoples Series C Preferred Stock:

     Conversion of Peoples Series C Preferred Stock to Peoples' Common Stock,
       net of premium paid upon conversion and excess of redemption amount
       over carrying amount of $1,289.....................................................     $17,579
     Write-off of Old Davel historical deferred financing costs, net of tax of
       $807...............................................................................      (1,317)
     Write-off of Peoples historical deferred financing costs, net of tax of $1,087.......      (1,773)
     Estimated premiums related to repayment of Peoples debt, net of tax of
       $5,320.............................................................................      (8,680)
     Estimated merger-related transaction costs, net of tax of $1,182.....................      (4,818)
                                                                                               -------
     Pro forma adjustment to stockholders' equity.........................................     $   991
                                                                                               =======

                     UNAUDITED PRO FORMA CONDENSED COMBINED
                            STATEMENT OF OPERATIONS

                  For the Nine Months Ended September 30, 1998
                     (In thousands, except per share data)

                                           Old Davel    Peoples                                   Pro Forma
                                           Pro Forma   Historical  Pro Forma         Pro Forma      Debt
                                              (1)         (2)      Adjustments       Combined    Refinancing      Pro Forma
                                           ---------   ----------  -----------       --------    -----------      ---------
Revenues:
 Coin calls.............................    $44,062     $ 59,222       $(1,243)(3)   $102,041     $      --       $102,041
 Non-coin...............................     29,153       27,043            --         56,196            --         56,196
                                            -------     --------       -------       --------     ---------       --------
  Total revenues........................     73,215       86,265        (1,243)       158,237            --        158,237
                                            -------     --------       -------       --------     ---------       --------
Costs and expenses:
 Telephone charges......................     15,494       19,061            --         34,555            --         34,555
 Commissions............................     11,723       24,535            --         36,258            --         36,258
 Service, maintenance, and network
  costs.................................     18,294       17,892            --         36,186            --         36,186
 Selling, general and administrative
  costs.................................     12,946        8,996        (1,243)(3)     20,699            --         20,699
 Unusual charges........................        825           --            --            825            --            825
 Depreciation and amortization..........     12,587       16,641            --         29,228          (338)(4)     28,890
                                            -------     --------       -------       --------     ---------       --------
  Total costs and expenses..............     71,869       87,125        (1,243)       157,751          (338)       157,413
                                            -------     --------       -------       --------     ---------       --------
  Operating income (loss)...............      1,346         (860)           --            486           338            824
                                            -------     --------       -------       --------     ---------       --------
Interest expense........................     (7,074)      (9,703)           --        (16,777)        1,213 (5)    (15,564)
Other...................................        152           --            --            152            --            152
                                            -------     --------       -------       --------     ---------       --------
  Income (loss) from continuing
    operations before income taxes......     (5,576)     (10,563)           --        (16,139)        1,551        (14,588)
Provision for (benefit from) income
 taxes..................................     (1,562)          --            --         (1,562)          589 (6)       (973)
                                            -------     --------       -------       --------     ---------       --------
  Income (loss) from continuing
    operations..........................     (4,014)     (10,563)           --        (14,577)          962        (13,615)
Preferred stock dividends and
 accretion..............................         --       (1,300)           --         (1,300)        1,300 (7)         --
                                            -------     --------       -------       --------     ---------       --------
  Income (loss) from continuing
    operations applicable to
    common shares.......................    $(4,014)    $(11,863)      $    --       $(15,877)    $   2,262       $(13,615)
                                            =======     ========       =======       ========     =========       ========
Basic and diluted loss per share (8)....    $ (0.80)    $  (0.73)                    $  (1.80)                    $  (1.40)
                                            =======     ========                     ========                     ========
Weighted average common shares
 outstanding (8)........................      5,032       16,212                        8,842                        9,703
                                            =======     ========                     ========                     ========

                    NOTES TO UNAUDITED PRO FORMA CONDENSED
                       COMBINED STATEMENT OF OPERATIONS

                 For the Nine Months Ended September 30, 1998
                     (In thousands, except per share data)

1. The following Old Davel unaudited pro forma condensed combined statement of operations is based on the historical financial statements of Old Davel and CCI and has been prepared to illustrate the effects of the CCI Acquisition.

                                                                Old Davel 9
                                                                  Months              CCI
                                                                   Ended          Period from
                                                               September 30,    January 1, 1998,
                                                                   1998          to February 2,
                                                                Historical           1998             Pro Forma      Old Davel
                                                                    (a)               (a)            Adjustments     Pro Forma
                                                               ------------     ----------------     -----------     ---------
Revenues:
    Coin calls............................................        $41,430            $2,632             $  --         $44,062
    Non-coin..............................................         27,753             1,400                --          29,153
                                                                  -------            ------             -----         -------
     Total revenue........................................         69,183             4,032                --          73,215
                                                                  -------            ------             -----         -------
  Costs and expenses:
    Telephone charges.....................................         15,019               475                --          15,494
    Commissions...........................................         10,943               780                --          11,723
    Service, maintenance and network costs................         17,880               414                --          18,294
    Selling, general and administrative costs.............         10,869             2,077                --          12,946
    Unusual charges.......................................            825                --                --             825
    Depreciation and amortization.........................         11,683               821                83 (b)      12,587
                                                                  -------            ------             -----         -------
     Total costs and expenses.............................         67,219             4,567                83          71,869
                                                                  -------            ------             -----         -------
     Operating income (loss)..............................          1,964              (535)              (83)          1,346
                                                                  -------            ------             -----         -------
  Interest expense........................................         (6,295)             (308)             (471)(c)      (7,074)
  Other...................................................            152                --                --             152
                                                                  -------            ------             -----         -------
     Loss from continuing operations before
       income taxes.......................................         (4,179)             (843)             (554)         (5,576)
  Benefit from income taxes...............................         (1,455)               --              (107)(d)      (1,562)
                                                                  -------            ------             -----         -------
     Loss from continuing operations......................         (2,724)             (843)             (447)         (4,014)
  Preferred stock dividends and accretion.................             --                --                --              --
                                                                  -------            ------             -----         -------
     Loss from continuing operations applicable to
       common shares......................................        $(2,724)           $ (843)            $(447)        $(4,014)
                                                                  =======            ======             =====         =======
  Basic and diluted loss per share........................        $ (0.54)                                            $ (0.80)
                                                                  =======                                             =======
  Weighted average common shares outstanding..............          5,032                                               5,032
                                                                  =======                                             =======

---------------
  (a) Certain reclassifications were made to Old Davel and CCI historical information to conform the presentation of such information.

  (b) Reflects additional depreciation and amortization expense related to the CCI Acquisition.

  (c) Reflects additional interest expense related to the incurrence of $120,000 in long-term debt under the $125,000 credit agreement related to the CCI Acquisition.

  (d) Reflects income tax effect of the CCI pro forma adjustments in Notes (b) and (c) above.

2. Certain reclassifications were made to Peoples historical information to conform the presentation of such information.

3. To present coin revenues net of related sales tax.

4. To adjust for the change in amortization of deferred financing costs as a result of the refinancing of certain Old Davel and Peoples debt.

5. In connection with the Transaction, New Davel intends to refinance and consolidate approximately $194,000 of existing indebtedness of Old Davel and Peoples. The following table reflects the pro forma adjustments to interest expense related to the refinancing of certain debt.

    Amount included in historical pro forma statement of operations for
     refinanced debt..............................................................     $ 15,432
    Amounts for new facility and debt.............................................      (14,219)
                                                                                       ---------
    Pro forma interest expense adjustment.........................................     $  1,213
                                                                                       =========

   The pro forma adjustment to interest expense assumes a weighted average interest rate of 8.71% per annum. A 0.125% increase or decrease in the weighted average interest rate would change pro forma interest expense by $204 for the nine months ended September 30, 1998.

6. The pro forma adjustment to the provision for income taxes is based upon a tax rate of 38% applied to the pro forma income before income taxes.

7. Eliminates preferred stock accretion and dividends.

8. Reflects the Exchange Ratio of 0.235 of a share of New Davel Common Stock for each issued and outstanding share of Peoples Common Stock.

   The following table presents a reconciliation of the pro forma weighted average number of shares outstanding used in calculating pro forma loss per share of New Davel Common Stock:

   Historical weighted average number of shares of Peoples Common Stock
       outstanding for the nine months ended September 30, 1998.............................    16,212
   Exchange Ratio...........................................................................     0.235
                                                                                                ------
   Pro forma number of shares of New Davel Common Stock issued to Peoples
       Common Shareholders..................................................................     3,810
   Historical weighted average number of shares of Old Davel Common Stock
       outstanding for the nine months ending September 30, 1998............................     5,032
                                                                                                ------
   Pro forma number of shares of New Davel Common Stock prior to conversion
       of Peoples Series C Preferred Stock..................................................     8,842
                                                                                                ------
   Pro forma number of shares of Peoples Common Stock converted from
       Peoples Preferred Stock, Preferred Stock Dividends Payable and Premium
       Paid upon Conversion.................................................................     3,665
   Exchange Ratio...........................................................................     0.235
                                                                                                ------
   Pro forma number of shares of New Davel Common Stock issued in conversion of Peoples Series C Preferred Stock, Preferred Stock Dividends
       Payable and Premium Paid upon Conversion to Peoples Common Stock.....................       861
                                                                                                ------
   Pro forma number of shares of New Davel Common Stock outstanding after
       completion of the Transaction and conversion of Peoples Preferred Stock..............     9,703
                                                                                                ======

                     UNAUDITED PRO FORMA CONDENSED COMBINED
                            STATEMENT OF OPERATIONS

                      For the Year Ended December 31, 1997
                     (In thousands, except per share data)

                                        Old Davel    Peoples                         Pro       Pro Forma
                                        ---------   ----------                    ---------   -----------
                                        Pro Forma   Historical    Pro Forma         Forma        Debt
                                        ---------   ----------   -----------      ---------   -----------
                                           (1)          (2)      Adjustments      Combined    Refinancing       Pro Forma
                                        ---------   ----------   -----------      ---------   -----------       ---------
Revenues:
 Coin calls...........................   $ 58,113     $ 76,449         $(757)(3)   $133,805     $      --       $133,805
 Non-coin.............................     44,804       35,786            --         80,590            --         80,590
                                         --------     --------   -----------       --------     ---------       --------
  Total revenues......................    102,917      112,235          (757)       214,395            --        214,395
                                         --------     --------   -----------       --------     ---------       --------
Costs and expenses:
 Telephone charges....................     19,281       24,877            --         44,158            --         44,158
 Commissions..........................     15,179       29,656            --         44,835            --         44,835
 Service, maintenance and
  network costs.......................     33,746       24,031            --         57,777            --         57,777
 Selling, general and
  administrative costs................     15,222       13,023          (757)(3)     27,488            --         27,488
 Depreciation and amortization........     15,078       21,304            --         36,382          (203)(4)     36,179
                                         --------     --------   -----------       --------     ---------       --------
  Total costs and expenses............     98,506      112,891          (757)       210,640          (203)       210,437
                                         --------     --------   -----------       --------     ---------       --------
  Operating income (loss).............      4,411         (656)           --          3,755           203          3,958
                                         --------     --------   -----------       --------     ---------       --------
Interest expense......................     (9,955)     (13,106)           --        (23,061)        3,224 (5)    (19,837)
Other.................................      6,028           --            --          6,028            --          6,028
                                         --------     --------   -----------       --------     ---------       --------
  Income (loss) from continuing
    operations before income
    taxes.............................        484      (13,762)           --        (13,278)        3,427         (9,851)
Provision for income taxes............        753           --            --            753         1,302 (6)      2,055
                                         --------     --------   -----------       --------     ---------       --------
  Income (loss) from continuing
    operations........................       (269)     (13,762)           --        (14,031)        2,125        (11,906)
Preferred stock dividends and
 accretion............................         --       (1,206)           --         (1,206)         (664)(7)     (1,870)
                                         --------     --------   -----------       --------     ---------       --------
  Income (loss) from continuing
    operations applicable to
    common shares.....................   $   (269)    $(14,968)        $  --       $(15,237)    $   1,461       $(13,776)
                                         ========     ========   ===========       ========     =========       ========
Basic and diluted loss per
 share(8).............................   $  (0.06)    $  (0.92)                    $  (1.81)                    $  (1.34)
                                         ========     ========                     ========                     ========
Weighted average common shares
 outstanding(8).......................      4,601       16,198                        8,408                       10,269
                                         ========     ========                     ========                     ========

                NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
                            STATEMENT OF OPERATIONS


                     For the Year Ended December 31, 1997
                     (In thousands, except per share data)

1. The following Old Davel unaudited pro forma condensed combined statement of operations is based on the historical financial statements of Old Davel and CCI and has been prepared to illustrate the effects of the CCI Acquisition.

                                                                        Old Davel
                                                                        Year Ended        CCI
                                                                       December 31,   Year Ended
                                                                           1997      December 31,
                                                                        Historical       1997        Pro Forma      Old Davel
                                                                           (a)          (a) (b)     Adjustments     Pro Forma
                                                                       ------------  ------------   -----------     ---------
  Revenues:
    Coin calls.......................................................    $25,211        $32,902       $    --        $ 58,113
    Non-coin.........................................................     21,797         23,007            --          44,804
                                                                         -------        -------       -------        --------
     Total revenue...................................................     47,008         55,909            --         102,917
                                                                         -------        -------       -------        --------
  Costs and expenses:
    Telephone charges................................................      9,576          9,705            --          19,281
    Commissions......................................................      6,202          8,977            --          15,179
    Service, maintenance and network costs...........................     17,040         16,706            --          33,746
    Selling, general and administrative costs........................      3,175         12,047            --          15,222
    Depreciation and amortization....................................      4,316          8,491         2,271  (c)     15,078
                                                                         -------        -------       -------        --------
     Total costs and expenses........................................     40,309         55,926         2,271          98,506
                                                                         -------        -------       -------        --------
     Operating income (loss).........................................      6,699            (17)       (2,271)          4,411
                                                                         -------        -------       -------        --------
  Interest expense...................................................       (475)        (3,983)       (5,497) (d)     (9,955)
  Other..............................................................        497          5,531            --           6,028
                                                                         -------        -------       -------        --------
     Income (loss) from continuing operations before
       income taxes..................................................      6,721          1,531        (7,768)            484
  Provision for (benefit from) income taxes..........................      2,459             --        (1,706) (e)        753
                                                                         -------        -------       -------        --------
     Income (loss) from continuing operations........................      4,262          1,531        (6,062)           (269)
  Preferred stock dividends and accretion............................         --             --            --              --
                                                                         -------        -------       -------        --------
     Income (loss) from continuing operations
       applicable to common shares...................................    $ 4,262        $ 1,531       $(6,062)       $   (269)
                                                                         =======        =======       =======        ========
  Basic earnings (loss) per share....................................    $  0.93                                     $  (0.06)
                                                                         =======                                     ========
  Diluted earnings (loss) per share..................................    $  0.90                                     $  (0.06)
                                                                         =======                                     ========
  Weighted average common shares outstanding.........................      4,601                                        4,601
                                                                         =======                                     ========

---------------

  (a) Certain reclassifications were made to Old Davel and CCI historical information to conform the presentation of such information.

  (b) CCI amounts do not include $32,487 of revenues, $40,485 of costs and expenses, and $11,635 of loss from continuing operations related to CCI's inmate operations which were sold to Talton Holdings, Inc. on October 1, 1997.

  (c) Reflects additional depreciation and amortization expense related to the CCI Acquisition.

  (d) Reflects additional interest expense related to the incurrence by Old Davel of $120,000 in long-term debt under the $125,000 credit agreement related to the CCI Acquisition.

  (e) Reflects income tax effect of the CCI pro forma adjustments described in Notes (c) and (d) above.

2. Certain reclassifications were made to Peoples historical information to conform the presentation of such information.

3. To present coin revenues net of related sales tax.

4. To adjust for the change in amortization of deferred financing costs as a result of the refinancing of certain Old Davel and Peoples debt.

5. In connection with the Transaction, New Davel intends to refinance and consolidate approximately $194,000 of existing indebtedness of Old Davel and Peoples. The following table reflects the pro forma adjustments to interest expense related to the refinancing of certain debt.

    Amount included in historical pro forma statement of operations for
      refinanced debt............................................................      $   22,182
    Amounts for new facility and debt............................................         (18,958)
                                                                                        ---------
    Pro forma interest expense adjustment.......................................         $  3,224
                                                                                        =========

   The pro forma adjustment to interest expense assumes a weighted average interest rate of 8.71% per annum. A 0.125% increase or decrease in the weighted average interest rate would change pro forma interest expense by $273 for the year ended December 31, 1997.

6. The pro forma adjustment to the provision for income taxes is based upon a tax rate of 38% applied to the pro forma income before income taxes.

7. In connection with the Transaction, holders of Peoples Series C Preferred Stock intend to convert their shares to Peoples Common Stock. In consideration for the accrued but unpaid dividends and premium paid upon conversion, the holders of Peoples Series C Preferred Stock will also be paid an additional 190 shares of New Davel Common Stock (plus such additional number as will equal in value (calculated based on the Exchange Ratio of 0.235 of a share of New Davel Common Stock multiplied by the closing price of the common stock of Old Davel on the trading day immediately prior to the date of the Merger Agreement) any additional dividends on the Preferred Shares accruing after the date of the Merger Agreement and prior to the Effective Time). These shares are valued at $3,154. The following table reflects the pro forma adjustments to the net loss applicable to common shares related to the conversion of the Peoples Series C Preferred Stock.

   Amount included in historical net loss applicable to common shares for
       preferred stock accretion and dividends..............................................       $ 1,206
   Premium paid upon conversion of preferred stock to common stock and excess
       of redemption amount over carrying amount............................................        (1,870)
                                                                                                   -------
   Pro forma adjustment to net loss applicable to common shares.............................       $  (664)
                                                                                                   =======

8. Reflects the Exchange Ratio of 0.235 of a share of New Davel Common Stock for each issued and outstanding share of Peoples Common Stock.

   The following table presents a reconciliation of the pro forma weighted average number of shares outstanding used in calculating pro forma loss per share of New Davel Common Stock:

   Historical weighted average number of shares of Peoples Common Stock
       outstanding for the year ended December 31, 1997......................................      16,198
   Exchange Ratio............................................................................       0.235
                                                                                                   ------
   Pro forma number of shares of New Davel Common Stock issued to Peoples
       Common Shareholders...................................................................       3,807
   Historical weighted average number of shares of Old Davel Common Stock
       outstanding for the year ended December 31, 1997......................................       4,601
                                                                                                   ------
   Pro forma number of shares of New Davel Common Stock prior to the
       conversion of Peoples Series C Preferred Stock........................................       8,408
                                                                                                   ------
   Pro forma number of shares of Peoples Common Stock converted from
       Peoples Preferred Stock, Preferred Stock Dividends Payable and Premium
       Paid upon Conversion..................................................................       3,665
   Exchange Ratio............................................................................       0.235
                                                                                                   ------
   Pro forma number of shares of New Davel Common Stock issued in conversion of Peoples Series C Preferred Stock and Preferred Stock
       Dividends Payable to Peoples Common Stock and Premium Paid upon
       Conversion to Peoples Common Stock....................................................         861
                                                                                                   ------
   Pro forma number of shares of Davel Common Stock outstanding after completion of Transaction and conversion of Peoples Series C Preferred
       Stock.................................................................................       9,269
   Pro forma number of shares of Old Davel Common Stock issued in connection
       with the EGI Investment...............................................................       1,000
                                                                                                   ------
   Pro forma number of shares of New Davel Common Stock outstanding after completion of the Transaction, conversion of Peoples Series C Preferred
       Stock and the EGI Investment..........................................................      10,269
                                                                                                   ======

                     UNAUDITED PRO FORMA CONDENSED COMBINED
                            STATEMENT OF OPERATIONS

                      For the Year Ended December 31, 1996
                     (In thousands, except per share data)

                                                                 Old Davel      Peoples
                                                                 ----------   -----------
                                                                 Historical   Historical       Pro Forma          Pro Forma
                                                                 ----------   -----------   ---------------      ------------
                                                                      (1)          (1)        Adjustments          Combined
                                                                    -------      --------   ---------------      ------------
Revenues:
 Coin calls....................................................     $18,560      $ 77,389             $(557)(2)      $ 95,392
 Non-coin......................................................      18,413        29,617                --            48,030
                                                                    -------      --------   ---------------          --------
  Total revenues...............................................      36,973       107,006              (557)          143,422
                                                                    -------      --------   ---------------          --------
Costs and expenses:
 Telephone charges.............................................       7,501        25,263                --            32,764
 Commissions...................................................       6,286        28,250                --            34,536
 Service, maintenance and network costs........................      12,245        23,974                --            36,219
 Selling, general and administrative costs.....................       2,703        12,491              (557)(2)        14,637
 Unusual charges...............................................          --        (1,500)               --            (1,500)
 Depreciation and amortization.................................       2,986        20,466                --            23,452
                                                                    -------      --------   ---------------          --------
  Total costs and expenses.....................................      31,721       108,944              (557)          140,108
                                                                    -------      --------   ---------------          --------
  Operating income (loss)......................................       5,252        (1,938)               --             3,314
                                                                    -------      --------   ---------------          --------
Interest expense...............................................        (289)      (12,875)               --           (13,164)
Other..........................................................         100           545                --               645
                                                                    -------      --------   ---------------          --------
  Income (loss) from continuing operations before income
    taxes......................................................       5,063       (14,268)               --            (9,205)
Provision for income taxes.....................................       1,868            --                --             1,868
                                                                    -------      --------   ---------------          --------
  Income (loss) from continuing operations.....................       3,195       (14,268)               --           (11,073)
Preferred stock dividends and accretion........................          --        (1,194)               --            (1,194)
                                                                    -------      --------   ---------------          --------
  Income (loss) from continuing operations applicable to
    common shares..............................................     $ 3,195      $(15,462)            $  --          $(12,267)
                                                                    =======      ========   ===============          ========
Basic and diluted income (loss) per share (3)..................     $  0.70      $  (0.96)                           $  (1.47)
                                                                    =======      ========                            ========
Weighted average common shares outstanding (3).................       4,513        16,188                               8,317
                                                                    =======      ========                            ========

                NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
                            STATEMENT OF OPERATIONS

                      for the Year Ended December 31, 1996
                     (In thousands, except per share data)

1. Certain reclassifications were made to Old Davel and Peoples historical information to conform the presentation of such information.

2. To present coin revenues net of related sales tax.

3. Reflects the Exchange Ratio of 0.235 of a share of New Davel Common Stock for each issued and outstanding share of Peoples Common Stock.

   The following table presents a reconciliation of the pro forma weighted average number of shares outstanding used in calculating pro forma loss per share of New Davel Common Stock.

   Historical weighted average number of shares
    of Peoples Common Stock outstanding for
    the year ended December 31, 1996...................................  16,188

   Exchange Ratio......................................................   0.235
                                                                          -----
   Pro forma number of shares of New Davel Common Stock
    issued to Peoples Common Shareholders..............................   3,804

   Historical weighted average number of shares
    of Old Davel Common Stock outstanding for the year
    ended December 31, 1996............................................   4,513
                                                                          -----
   Pro forma number of shares of New Davel Common Stock
    outstanding after completion of the Transaction....................   8,317
                                                                         ======

                    UNAUDITED PRO FORMA CONDENSED COMBINED
                            STATEMENT OF OPERATIONS

                     For the Year Ended December 31, 1995
                     (In thousands, except per share data)

                                                                 Old Davel      Peoples
                                                                 ----------   -----------
                                                                 Historical   Historical       Pro Forma          Pro Forma
                                                                 ----------   -----------    --------------      ------------
                                                                    (1)           (1)         Adjustments          Combined
                                                                 ----------   -----------    --------------      ------------
Revenues:
 Coin calls....................................................     $14,357      $ 78,353     $        (431)(2)      $ 92,279
 Non-coin......................................................      17,473        34,009                --            51,482
                                                                    -------      --------     -------------          --------
  Total revenues...............................................      31,830       112,362              (431)          143,761
                                                                    -------      --------     -------------          --------
Costs and expenses:
 Telephone charges.............................................       6,076        29,304                --            35,380
 Commissions...................................................       4,968        27,599                --            32,567
 Service, maintenance and network costs........................      10,138        27,412                --            37,550
 Selling, general and administrative costs.....................       2,366        11,160              (431)(2)        13,095
 Unusual charges...............................................          --         6,177                --             6,177
 Depreciation and amortization.................................       2,136        19,180                --            21,316
                                                                    -------      --------     -------------          --------
  Total costs and expenses.....................................      25,684       120,832              (431)          146,085
                                                                    -------      --------     -------------          --------
  Operating income (loss)......................................       6,146        (8,470)               --            (2,324)
                                                                    -------      --------     -------------          --------
Interest expense...............................................         (48)      (10,355)               --           (10,403)
Other..........................................................         125          (566)               --              (441)
                                                                    -------      --------     -------------          --------
  Income (loss) from continuing operations before income
    taxes......................................................       6,223       (19,391)               --           (13,168)
Provision for (benefit from) income taxes......................       2,403          (217)               --             2,186
                                                                    -------      --------     -------------          --------
  Income (loss) from continuing operations.....................       3,820       (19,174)               --           (15,354)
Preferred stock dividends and accretion........................          --          (542)               --              (542)
                                                                    -------      --------     -------------          --------
  Income (loss) from continuing operations applicable to
    common shares..............................................     $ 3,820      $(19,716)    $          --          $(15,896)
                                                                    =======      ========     =============          ========
Basic and diluted income (loss) per share (3)..................     $   .85      $  (1.23)                           $  (1.93)
                                                                    =======      ========                            ========
Weighted average common shares outstanding (3).................       4,455        16,091                               8,236
                                                                    =======      ========                            ========

                NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
                            STATEMENT OF OPERATIONS

                      For the Year Ended December 31, 1995
                     (In thousands, except per share data)

1. Certain reclassifications were made to Old Davel and Peoples historical information to conform the presentation of such information.

2. To present coin revenues net of related sales tax.

3. Reflects the Exchange Ratio of 0.235 of a share of New Davel Common Stock for each issued and outstanding share of Peoples Common Stock.

   The following table presents a reconciliation of the pro forma weighted average number of shares outstanding used in calculating pro forma loss per share of New Davel Common Stock.

   Historical weighted average number of shares of
     Peoples Common Stock outstanding for the year
       ended December 31, 1995.......................................    16,091

   Exchange ratio....................................................     0.235
                                                                         ------
   Pro forma number of shares of New Davel Common Stock
     issued to Peoples Common Shareholders...........................     3,781

   Historical weighted average number of shares of
     Old Davel Common Stock outstanding for the year
       ended December 31, 1996.......................................     4,455
                                                                         ------
   Pro forma number of shares of New Davel Common Stock
     outstanding after completion of the Transaction..................    8,236
                                                                         ======